Bill Lann Lee (SBN 108452)
blee@lewisfeinberg.com
Julie Wilensky (SBN 271765)
jwilensky@lewisfeinberg.com
Shira Wakschlag (SBN 273548)
swakschlag@lewisfeinberg.com
LEWIS, FEINBERG, LEE,
RENAKER & JACKSON, P.C.
476 9th Street
Oakland, CA  94607
Telephone: (510) 839-6824
Facsimile: (510) 839-7839

Nancy DeMis* (SBN (inactive) 114770)ncd@gsscd.com
Susan R. Fiorentino*
sfiorentino@gsscd.comGALLAGHER, SCHOENFELD, SURKIN, CHUPEIN & DEMIS, P.C.
25 West Second Street
Media, PA 19053
Telephone: (610) 565-4600
Facsimile: (610) 566-8257

Elise Boddie*
eboddie@naacpldf.orgReNika C. Moore*
rmoore@naacpldf.orgRia Tabacco Mar*
rtabacco@naacpldf.orgNAACP LEGAL DEFENSE & EDUCATIONAL FUND, INC.
99 Hudson Street, Suite 1600
New York, NY 10013
Telephone: (212) 965-2200
Facsimile: (202) 226-7592

* Admitted Pro Hac Vice

Attorneys for Plaintiffs and the Proposed Class

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA

NICOLE COGDELL, et al., Plaintiffs, v. THE WET SEAL, INC., et al., Defendants.
CASE NO. SACV 12-01138 AG (ANx)
SETTLEMENT AGREEMENT AND JOINT STIPULATION
Complaint filed: July 12, 2012
Judge: Hon. Andrew J. Guilford
Hearing Date: June 10, 2013
Time: 10:00 a.m.
Courtroom: 10D – Judge Guilford

CASE NO. SACV 12-01138 AG (ANx)	SETTLEMENT AGREEMENT AND JOINT STIPULATION

NANCY L. ABELL (SB# 088785)
nancyabell@paulhastings.com
LISA M. PAEZ (SB# 269164)
lisapaez@paulhastings.com
HILLARY J. BACA (SB# 288068)
hillarybaca@paulhastings.com
PAUL HASTINGS LLP
515 South Flower Street
Twenty-Fifth Floor
Los Angeles, CA 90071-2228
Telephone: (213) 683-6000
Facsimile: (213) 627-0705

JAMES P. CARTER (SB# 150052)
jamescarter@paulhastings.com
PAUL HASTINGS LLP
695 Town Center Drive
Seventeenth Floor
Costa Mesa, CA 92626
Telephone: (714) 668-6200
Facsimile: (714) 979-1921

Attorneys for Defendants
The Wet Seal, Inc., The Wet Seal Retail, Inc.,
Wet Seal GC, Inc., and Wet Seal GC, LLC

CASE NO. SACV 12-01138 AG (ANx)	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Plaintiffs Nicole Cogdell, Kai Hawkins, Myriam Saint-Hilaire, and Michelle Guider, individually and on behalf of all others similarly situated (“Plaintiffs”), and Defendants The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal GC, Inc., and Wet Seal GC, LLC (“Defendants,” “Wet Seal,” or “the Company”), by and through their respective Counsel of record, agree to resolve the above-captioned case on a class basis through this Settlement Agreement and Joint Stipulation (“Settlement Agreement”). The proposal was negotiated at arm’s length by experienced Counsel, and, in the opinion of the Parties’ Counsel, fairly and adequately addresses the claims of systemic employment discrimination raised by Plaintiffs’ Complaint and Amended Complaint. The injunctive provisions contain many best practices that will benefit the Class and future African-American employees for years to come. The monetary relief represents a reasonable compromise under all the circumstances. It should also be noted that this Settlement Agreement has been negotiated under the leadership of Wet Seal’s new Board of Directors and new Chief Executive Officer to resolve matters whose genesis preceded his arrival and the constitution of the new Board. The proposed Settlement Agreement reflects Wet Seal’s commitment to its updated policies and practices that promote equal employment opportunity, prohibit discrimination and harassment based upon race and color in all employment practices, and prohibit retaliation against any current or former employee of Wet Seal.

CASE NO. SACV 12-01138 AG (ANx)	1	SETTLEMENT AGREEMENT AND JOINT STIPULATION

I.
DEFINITIONS
1.“Action” means the civil action entitled Nicole Cogdell et al. v. The Wet Seal, Inc. et al., Case No. SACV 12-01138 AG (ANx), pending before the United States District Court for the Central District of California.
2.    “Claims Administrator” shall mean Settlement Services, Inc. (“SSI”), a division of Garden City Group, Inc. (or an administrator mutually agreed to by the Parties and approved by the Court if SSI for some reason cannot serve), which shall perform the duties of: (i) using the data provided by Wet Seal to prepare the Claim Forms with the dates and number of Work Weeks for each Class Member in each Covered Position during the Covered Time Frame; (ii) mailing to Class Members the Notice attached as Exhibit “1,” Claim Form attached as Exhibit “2,” and Wet Seal Letter attached as Exhibit “3”; (iii) tracking returned Claim Forms, Exclusion Statements and Objections; (iv) establishing and operating a website designed to provide information to and communication with Class Members; (v) maintaining a toll-free number for communicating with Class Members and responding to questions from Class Members; (vi) providing timely reminder postcards to Class Members who have not submitted Claim Forms or Exclusion Statements; (vii) receiving and evaluating Claim Forms for timeliness and validity and notifying the Parties of untimely and/or invalid claims;

CASE NO. SACV 12-01138 AG (ANx)	2	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(viii) considering the evidence submitted by Class Members and Class Counsel in support of their claims, and considering the evidence of Wet Seal in support and in opposition to claims in implementing the allocation plan set forth in Paragraphs 38(d) and 39(b) to determine whether and how much each Participating Class Member should recover from the Settlement Fund; (ix) calculating the amounts due to each Class Member pursuant to the Settlement; (x) notifying the Parties of and resolving any disputes regarding claims by Class Members; (ix) providing payments, along with IRS Forms W-2 and 1099-MISC, to the Class Members who submit timely and valid Claim Forms; (x) utilizing the National Change of Address Database maintained by the United States Postal Service and/or mail forwarding information and/or skip tracing methods as reasonable to update the mailing list and take steps to send notice to current mailing addresses; (xi) filing tax returns and paying all required taxes on the settlement; and (xii) performing any other duties as are described herein or necessary to carry out its responsibilities set forth in this Settlement Agreement.
3.    “Claim Form” shall mean Exhibit “2,” the form approved by the Parties and subject to Court approval that each Class Member must submit to recover a portion of the Settlement proceeds.
4.     “Class” or “Class Members” shall mean all African-American and/or Black persons who worked in Wet Seal and Arden B. stores in a Covered Position at any time from May 8, 2008 through the date of Preliminary Approval of

CASE NO. SACV 12-01138 AG (ANx)	3	SETTLEMENT AGREEMENT AND JOINT STIPULATION

the Settlement by the Court (“Class Members”), except those individuals who previously signed a general release of claims. The names of those individuals will be provided to Class Counsel and the Claims Administrator with a request that they be kept confidential.
5.    “Class Counsel” shall mean Bill Lann Lee, Julie Wilensky, Shira Wakschlag, and Lewis, Feinberg, Lee, Renaker & Jackson, P.C.; Nancy C. DeMis, Susan R. Fiorentino, and Gallagher, Schoenfeld, Surkin, Chupein & DeMis, P.C.; Elise Boddie, ReNika C. Moore, Ria Tabacco Mar, and NAACP Legal Defense & Educational Fund, Inc.
6.    “Court” shall mean the United States District Court for the Central District of California.
7.    “Covered Position” shall mean Store Assistant Manager, Co-Manager, Acting Store Manager and Store Manager in a Wet Seal or Arden B. store.
8.    “Covered Time Frame” shall mean May 8, 2008 through the date of Preliminary Approval of the Settlement.
9.    “Enhanced Pay Fund,” “Enhanced Promotion Fund” and “Discretionary Termination/Other Fund” shall mean the funds associated with the Enhanced Pay Fund, the Enhanced Promotion Fund and the Discretionary Termination/Other Fund, as described in Paragraphs 39(b)(i)(2), (b)(ii)(2) and (b)(iii)(3), respectively.

CASE NO. SACV 12-01138 AG (ANx)	4	SETTLEMENT AGREEMENT AND JOINT STIPULATION

10.    “Employer Payroll Taxes” shall mean the legally required employer contributions to Social Security taxes, Medicare taxes, Federal unemployment taxes and State unemployment taxes.
11.    “Exclusion Statement” refers to the statement specified in Paragraph 66 that a Class Member must submit to exclude himself or herself from the release of claims pursuant to this Settlement.
12.    “Final” means that the Settlement has been finally approved by the District Court without material modification unless a Class Member objects or Class Counsel appeals a reduction in their fees or costs awarded, in which case “Final” means (i) the applicable date for seeking appellate review of the Court’s final approval of the Settlement has passed without a timely appeal or request for review having been made; or (ii) the United States Court of Appeals for the Ninth Circuit or the United States Supreme Court has rendered a final judgment affirming the District Court’s final approval without material modification, and the time for any further appeal has expired.
13.    “Final Approval Hearing” means the hearing to be conducted by the Court to determine whether to finally approve and implement the terms of this Settlement.
14.    “Maximum Payment” shall mean the Seven Million Five Hundred Thousand Dollars ($7,500,000) amount to be paid by The Wet Seal on behalf of itself and all Defendants pursuant to this Settlement.

CASE NO. SACV 12-01138 AG (ANx)	5	SETTLEMENT AGREEMENT AND JOINT STIPULATION

15.    “Notice” shall mean the Notice of Pendency of Class Action Settlement attached as Exhibit “1.” It is the Notice approved by the Parties and subject to Court approval which the Claims Administrator shall mail to each Class Member explaining the terms of the Settlement and the claims process.
16.    “Participating Class Members” shall mean those eligible Class Members who submit timely and valid Claim Forms.
17.    “Parties” shall mean Plaintiffs and Defendants.
18.    “Pay Fund” shall mean a total of One Million Dollars ($1,000,000), which sum shall include Employer Payroll Taxes, allocated for the settlement of pay claims.
19.    “Plaintiffs” and “Class Representatives” shall mean Plaintiffs Nicole Cogdell, Kai Hawkins, Myriam Saint-Hilaire and Michelle Guider.
20.    “Preliminary Approval” shall mean the order issued by the Court granting preliminary approval of the Settlement, Notice, Claim Form and Wet Seal Letter.
21.    “Promotion Fund” shall a mean a total of One Million Dollars ($1,000,000), which sum shall include Employer Payroll Taxes, allocated for the settlement of promotion and job assignment claims.
22.    “Settlement” shall mean the settlement of this Action as embodied in this Settlement Agreement and Joint Stipulation between Plaintiffs and Defendants.

CASE NO. SACV 12-01138 AG (ANx)	6	SETTLEMENT AGREEMENT AND JOINT STIPULATION

23.    “Settlement Fund” shall mean the fund created by SSI from the Maximum Payment to provide individual monetary awards to eligible Class Members and fund settlement administration expenses and Class Counsel’s reasonable attorneys’ fees and costs, in accordance with the provisions of this Settlement Agreement.
24.    “Settlement Fund Account” shall mean the interest-bearing account into which the Claims Administrator shall deposit the Settlement Fund.
25.    “Termination/Other Fund” shall mean a total of Three Million Five Hundred Eighty Thousand Dollars ($3,580,000), which sum shall include Employer Payroll Taxes, allocated to settle claims of discriminatory termination, demotion, or discipline (resulting in loss of pay) based upon race or color; hostile work environment based upon race or color; retaliation for complaining of race or color discrimination or for complaining of harassment/hostile work environment based upon race or color; and emotional distress and damage to reputation resulting from the foregoing.
26.    “The Wet Seal” or “Defendants” shall mean The Wet Seal, Inc., The Wet Seal Retail, Inc., Wet Seal GC, Inc., and Wet Seal GC, LLC.
27.    “Wet Seal Letter” shall mean the letter attached as Exhibit “3” from the Chief Executive Officer of The Wet Seal that the Claims Administrator shall mail to Class Members with the Notice and Claim Form to reflect the fact that the Company encourages Class Members to file Claim Forms.

CASE NO. SACV 12-01138 AG (ANx)	7	SETTLEMENT AGREEMENT AND JOINT STIPULATION

28.    “Work Weeks” shall be all weeks worked by Class Members in a Covered Position at any time from May 8, 2008 through the date of Preliminary Approval of the Settlement. Weeks worked consist of those weeks wherein The Wet Seal’s records reflect that the Class Member received pay for work performed.
II.
RECITALS
29.    This Settlement resolves the class action Complaint against Defendants, captioned “Nicole Cogdell, et al. v. The Wet Seal, Inc., et al., United States District Court for the Central District of California, Case No. SACV 12-01138 AG (ANx),” filed on July 12, 2012. This is a putative class action filed by Plaintiffs Cogdell, Hawkins, and Saint-Hilaire on behalf of current and former African-American retail store management employees of The Wet Seal alleging that it has a policy and practice of intentionally discriminating against African-American employees in store management positions with respect to pay, promotion, job assignments, discipline, demotion, termination (actual or constructive), and other terms and conditions of employment. Plaintiffs Cogdell, Hawkins, and Saint-Hilaire further contend that they were retaliated against for opposing practices they believed to be unlawful, and Plaintiff Cogdell contends that she was subjected to a hostile work environment. Plaintiffs’ First Amended Complaint contains causes of action for: (1) violations of 42 U.S.C. § 1981; and (2) violations of Title VII of the

CASE NO. SACV 12-01138 AG (ANx)	8	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.). The First Amended Complaint makes similar allegations, adds another named Plaintiff Michelle Guider, and seeks an order reinstating Plaintiffs and Class Members to their rightful positions; other injunctive relief; all lost pay and benefits sustained by Plaintiffs and the Class as a result of The Wet Seal’s conduct according to proof; compensatory damages for emotional distress; front pay; punitive damages; costs incurred, including reasonable attorneys’ fees; and pre-judgment and post-judgment interest.
30.    Plaintiffs believe the allegations of violations of 42 U.S.C. § 1981 and Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.) are meritorious, and that the Action is appropriate for class action treatment.
31.    Defendants deny any liability or wrongdoing of any kind associated with the claims alleged, and contend that, for any purpose other than this Settlement, this Action is not appropriate for class action treatment. Defendants further contend that they have not violated 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.) or any other law or regulation.
32.    The Parties exchanged disclosures required by Federal Rule of Civil Procedure 26, as well as both formal and informal discovery. Defendants produced electronic data from its human resources information and payroll databases, as well as 100,000 pages of responsive documents, including policies, personnel records, statistical data, loss prevention documents, emails and arbitration agreements. Class Counsel conducted an in-depth investigation of the claims, both

CASE NO. SACV 12-01138 AG (ANx)	9	SETTLEMENT AGREEMENT AND JOINT STIPULATION

before and after the filing of the Action, by interviewing numerous current and former Wet Seal managers and employees, creating a comprehensive litigation data base of tagged discovery documents; analyzing employment records of Class Members and comparator white employees, retaining expert analysts to review Wet Seal personnel and statistical data, and preparing expert statistical analyses of trends in promotions, compensation, demotions, and terminations, and damage calculations. Class Counsel also assisted the EEOC in compiling its investigative file of documents and identifying witnesses, and reviewed the determination of the EEOC and the investigative file the EEOC compiled, including depositions of Wet Seal officials and personnel documents. Class Counsel also investigated the suitability of the named Plaintiffs’ claims for class treatment; the adequacy of the named Plaintiffs to represent the proposed Class; and other class certification requirements. The Parties’ Counsel exchanged their expert statistical analyses and other evidence. Class Counsel also conducted many interviews by phone and in person with potential Class Members and witnesses, and represented individual Plaintiffs and Class Members before the EEOC. Class Counsel therefore had an adequate basis to assess the claims advanced.
33.    After good-faith, arm’s-length negotiations over five months, the Parties reached an agreement to settle the Action pursuant to the terms and conditions set forth below. Lead Counsel for all Parties have decades of experience litigating employment discrimination actions and class actions. Based on their own

CASE NO. SACV 12-01138 AG (ANx)	10	SETTLEMENT AGREEMENT AND JOINT STIPULATION

independent investigation and evaluation, Class Counsel believe that the Settlement is fair, reasonable, and adequate and is in the best interests of the Class Members in light of all known facts and circumstances, including the risk of significant delay. It should also be noted that a substantial number of Class Members might be required to commence individual arbitrations to assert their claims in the absence of this Settlement because of Mutual Agreements to Arbitrate Claims. The prosecution and defense of these cases might impose a substantial burden on the Parties because these arbitrations could be filed anywhere in the United States where Wet Seal operates stores. Defendants and Defendants’ Counsel also agree that the Settlement is fair, reasonable, and adequate.
34.    The Parties agree that the Court shall certify the Class solely for the purpose of implementing the terms of this Settlement. The Parties agree that certification for settlement purposes under the more lenient standard courts have applied to settlements (e.g., manageability is not an issue) is in no way an admission that class certification is proper under the more stringent standard applied for litigation purposes and that evidence of this limited stipulation for settlement purposes only shall not be deemed admissible in this or any other proceeding. It is Defendants’ position that if the Action were to be litigated, class certification would be inappropriate, inter alia, because individual issues predominate. Plaintiffs believe that the requirements of Rule 23 are met under either standard.

CASE NO. SACV 12-01138 AG (ANx)	11	SETTLEMENT AGREEMENT AND JOINT STIPULATION

III.
TERMS OF SETTLEMENT
35.    Injunctive Relief Provisions:
(a)    General Non-Discrimination Provisions:
(i)    Wet Seal shall continue to maintain and implement non-discrimination policies and practices designed to afford equal employment opportunity.
(ii)    Wet Seal reaffirms its commitment and acknowledges its legal obligation not to retaliate against persons who participate in the Action; oppose, file a charge or assert claims of retaliation or unlawful discrimination or harassment based on race or color against Wet Seal; testify, furnish information, or participate in any manner in any investigation, proceeding or hearing in connection with any charge or complaint of discrimination on the basis of race and/or color; testify, furnish information, or participate in any manner in connection with the monitoring or implementation of this Settlement Agreement; or seek and/or receive any monetary and/or non-monetary relief pursuant to this Settlement Agreement, or assist others in doing so.
//
(iii)    Isolated incidents or allegations of discrimination or harassment based upon race or color, or retaliation for complaints of

CASE NO. SACV 12-01138 AG (ANx)	12	SETTLEMENT AGREEMENT AND JOINT STIPULATION

discrimination or harassment based upon race or color, shall not give rise to a claim for breach of this Agreement, nor shall discrimination, harassment and retaliation on which Wet Seal takes prompt corrective action.
(b)    Communications:
(i)    Wet Seal, Inc. shall maintain on its external website a page or pages expressing its commitment to non-discrimination, diversity, and inclusion.
(ii)    Wet Seal shall make available its non-discrimination policies to all employees upon hire and shall continuously post these policies together with a message in support thereof from its CEO, updated annually, on its intranet website and at its stores. Wet Seal employees shall record in writing or electronically their receipt of these documents.
(iii)    Wet Seal shall incorporate its commitment to non-discrimination, diversity, and inclusion, as well as its complaint procedure, in its Employee Handbook and distribute the revised Employee Handbook to all employees no later than July 1, 2013. The revised Employee Handbook shall be provided to new employees upon hire and shall be available continuously on the Company’s intranet website.
(c)    Marketing: Wet Seal shall include African-Americans of various skin tones to reflect diversity in its marketing materials, provided that no

CASE NO. SACV 12-01138 AG (ANx)	13	SETTLEMENT AGREEMENT AND JOINT STIPULATION

single marketing or advertising piece need include persons of all races and skin tones.
(d)    Partnerships: To further its commitment to diversity among its employees, Wet Seal shall consult and partner with organizations dedicated to the advancement and well-being of African Americans and other minority groups, including but not limited to the NAACP, and shall notify them that Wet Seal’s job openings are posted on its careers website.
(e)    Non-Discrimination and Diversity Training: All training required by Paragraph 35(e)(i) through (iii) below may be delivered on an individual or group basis by computer program, live “discussion” format, video format, written materials, or any combination of these or other formats tailored to be effective in communicating the material.
(i)    Sales associates who work more than 480 hours (or 3 months) in a 12-month period shall participate in: (1) at least one-half (1/2) hour of training on non-discrimination, diversity, and inclusion (a) within nine (9) months preceding or three (3) months following the date of Preliminary Approval, or (b) within three (3) months following the individual’s hire as a sales associate, whichever occurs later; and (2) at least one-half (1/2) hour of additional training described above every twelve (12) months after the participant last received such training.

CASE NO. SACV 12-01138 AG (ANx)	14	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(ii)    Corporate executives; salaried employees in the departments of Store Operations, Loss Prevention, Human Resources, Merchandise, and Marketing; and Regional Directors, District Directors, Store Managers, Co-Managers, and Assistant Managers shall participate in: (1) at least one (1) hour of training on non-discrimination, diversity, and inclusion (a) within nine (9) months preceding or three (3) months following the date of Preliminary Approval, or (b) within three (3) months following the individual’s hire into, or promotion to, one of the positions listed herein, whichever occurs later; and (2) at least one (1) hour of additional training described above every twelve (12) months after the participant last received such training.
(iii)    Corporate executives; salaried managers of people in the departments of Store Operations, Loss Prevention, Human Resources, Merchandise, and Marketing; and Regional Directors, District Directors, Store Managers, Co-Managers, and Assistant Managers shall participate in at least one (1) hour of training on Wet Seal’s job posting; hiring and promotion; compensation; performance evaluation; corrective action; and internal complaint procedure policies and practices within nine (9) months preceding or three (3) months following the date of Preliminary Approval, or within three (3) months following the individual’s hire into, or promotion to, one of the positions listed herein, whichever occurs later.

CASE NO. SACV 12-01138 AG (ANx)	15	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(iv)    Wet Seal shall produce to Class Counsel copies of the training under this Paragraph 35(e).
(f)    Investigations Training: Salaried employees in the departments of Loss Prevention and Human Resources, as well as Regional Directors and Store Operations’ management in the chain of command over store personnel, shall participate in: (1) at least one (1) hour of training on how to conduct effective and non-discriminatory investigations of suspected misconduct of employees and/or customers, including proper procedures and documentation, (a) within nine (9) months preceding or three (3) months following the date of Preliminary Approval, or (b) within three (3) months following the individual’s hire into, or promotion to, one of the positions listed herein, whichever occurs later; and (2) at least one (1) hour of additional training described above every twelve (12) months after the participant last received such training.
(g)    Diversity and Inclusion Council: Wet Seal shall maintain a Diversity and Inclusion Council of at least twelve (12) members, who shall be responsible for advising the Company on topics including but not limited to: non-discrimination, diversity, and inclusion; how the Company can encourage equal employment in recruiting, hiring, compensating, assigning, and promoting; succession planning including mentoring and professional development; and retention of African-American and other employees belonging to protected groups. The Council members shall include no fewer than three (3) individuals who are

CASE NO. SACV 12-01138 AG (ANx)	16	SETTLEMENT AGREEMENT AND JOINT STIPULATION

African American or Black, including at least two (2) from retail management positions.
(h)    New Human Resources Compliance Team: Wet Seal shall employ four (4) Regional Human Resources Managers and two (2) Human Resources Coordinators (or equivalent programmatic positions) who shall be responsible for investigating complaints; compliance with hiring and promotion processes; and performance management, including corrective action measures, as further set forth below in Paragraph 35 (j) through (p).
(i)    Equal Employment Opportunity Data: Between May 15, 2013 and fifteen (15) calendar days following Preliminary Approval of the Settlement Agreement, Wet Seal shall issue a voluntary survey to every employee who is actively employed by Defendants on the day the survey is issued, requesting that the employee furnish his or her current home address and gender and race/ethnic group as defined on the EEO-1 form. Thereafter, Wet Seal shall ask new employees to self-identify race/ethnic group and gender upon hire for the duration of the Settlement Agreement. The survey shall ask respondents to list all races/ethnic groups with which the employee identifies.
(j)    Internal Complaint Procedure:
(i)    Wet Seal shall maintain an Internal Complaint Procedure to provide for the filing, investigation and, if appropriate, remedying of complaints of discrimination, retaliation, or hostile work environment by employees

CASE NO. SACV 12-01138 AG (ANx)	17	SETTLEMENT AGREEMENT AND JOINT STIPULATION

or applicants for employment. Wet Seal shall maintain a practice of investigating such complaints through Regional Human Resources Managers, Human Resources Coordinators, corporate Human Resources personnel and/or one or more external compliance services providers or legal counsel. Wet Seal’s policy shall provide that persons who engage in discriminatory conduct shall be subject to appropriate discipline, up to and including discharge.
(ii)    Wet Seal shall continuously post the procedure for filing internal complaints and its policy prohibiting retaliation on Wet Seal’s intranet website. Wet Seal shall communicate the complaint process and policy against retaliation to new employees upon hire. In addition, on at least an annual basis, Wet Seal shall display information about its complaint process and policy against retaliation on the home page of its intranet website for at least seven (7) consecutive days.
(iii)    Wet Seal shall maintain the files of investigations of complaints of discrimination, harassment and retaliation and shall track the filing, investigation completion, and remedying of internal complaints.
(iv)    The Vice President of Human Resources and each Regional Human Resources Manager shall have access to the case investigation files and the log reflecting the filing, investigation completion and remedying of internal complaints and shall monitor activity associated with internal complaints

CASE NO. SACV 12-01138 AG (ANx)	18	SETTLEMENT AGREEMENT AND JOINT STIPULATION

within the scope of their respective responsibilities as complaints are made and processed.
(k)    Job Analysis and Job Criteria:
(i)    Wet Seal has retained Development Dimensions International (“DDI”), a human resource training and consulting company, to conduct and document a job analysis and to develop selection criteria for each in-store position that are job-related, reliable, and consistent with business necessity. No later than August 1, 2013, in consultation with DDI, Wet Seal shall implement these selection criteria for store management and District Director positions.
(ii)    Wet Seal shall permit Class Counsel to monitor Wet Seal’s compliance with its obligations under this Paragraph 35(k), including making available to Class Counsel the job analyses and job-related criteria.
(l)    Job Posting:
(i)    Commencing no later than June 1, 2013 and continuing thereafter, Wet Seal shall post all open store management and District Director positions, including promotional opportunities, through an online applicant tracking system (ATS) accessible to all Wet Seal store-level employees. The ATS shall also be accessible to external applicants for store management and District Director positions. Open positions shall be posted for no less than three (3) business days before being filled. Wet Seal is not required to post: (a) openings that must be filled on an emergency basis, (b) positions filled by a current employee

CASE NO. SACV 12-01138 AG (ANx)	19	SETTLEMENT AGREEMENT AND JOINT STIPULATION

who is being displaced due to a store closure or other reduction in work force or is returning from a leave of absence, or (c) positions filled by an internal rotation (not a promotion) of a manager from a store of the same or higher classification.
(ii)    Each job posting shall contain the open position title, location, description of the job, and job-related criteria and requirements. While the job requirements may include time-in-position requirements before posting, no managerial sign-off shall be required for an employee to submit an internal job posting application.
(m)    Selection Procedures:
(i)    Wet Seal has retained DDI to develop selection procedures and processes, including screening and interview guides (“Selection Procedures”), that are job-related, reliable, and consistent with business necessity for the selection of personnel for all store management and District Director positions, including those filled by promotion. Wet Seal shall require the use of the Selection Procedures in selecting individuals for store management and District Director positions. These Selection Procedures shall reiterate Wet Seal’s commitment to diversity with respect to all protected groups, including race and color, and encourage the hiring and promotion of qualified diverse candidates.
(ii)    Wet Seal shall conduct training for staff involved in the use of the Selection Procedures on their proper use (including the conduct of structured interviews, the selection of qualified candidates using the structured

CASE NO. SACV 12-01138 AG (ANx)	20	SETTLEMENT AGREEMENT AND JOINT STIPULATION

interviews and interview guides, and other elements of the hiring process), and on the Company’s interest in hiring and promoting qualified African-American candidates (as well as men and women of all races) into all open store management and District Director positions for which they are qualified. This training may be included in the training provided in Paragraph 35(e)(iii).
(iii)    Regional Human Resources Managers shall review proposed selections to District Director, Store Manager, Acting Store Manager and Co-Manager before they are finalized in order to assure compliance with the Selection Procedures. Wet Seal shall regularly, and no less frequently than every six (6) months, monitor the impact of the Selection Procedures. In any Region in which there is statistically significant adverse impact in selection rates, Wet Seal shall review the documentation for a sample of the decisions, evaluate the likely reasons for the impact, and implement proactive steps that it reasonably believes shall eliminate or at least reduce the impact.
(iv)    All Wet Seal Human Resources personnel responsible for recruiting for store management and District Director openings shall be responsible for good faith efforts to source and recruit qualified African-American management candidates, among other candidates.
(n)    Compensation:
(i)    Wet Seal shall retain an outside compensation specialist to review its compensation structure for store employees and provide

CASE NO. SACV 12-01138 AG (ANx)	21	SETTLEMENT AGREEMENT AND JOINT STIPULATION

recommendations regarding that compensation structure. Wet Seal shall provide Class Counsel with confirmation of the professional qualifications of the compensation specialist, if DDI is not retained.
(ii)    Wet Seal shall train its managers in how to set compensation using the tools developed by the compensation specialist.
(iii)    Wet Seal shall annually review the compensation of store management employees by position, store, store classification, district, and tenure in the job and with Wet Seal, along with the employees’ race/ethnic group and gender, to determine whether there has been compliance with Wet Seal’s policies against discrimination.
(o)    Performance Management System and Corrective Action:
(i)    Wet Seal has retained DDI to develop a performance assessment system for store management positions that is job-related, reliable, and consistent with business necessity for the evaluation of the performance of store employees and District Directors.
(ii)    Wet Seal shall develop and adopt criteria for taking corrective action that are job-related, reliable, and consistent with business necessity to provide for consistent and non-discriminatory application of disciplinary measures, including but not limited to demotion and termination.
(iii)    Wet Seal shall train managers responsible for conducting performance reviews and discipline in how to conduct a performance

CASE NO. SACV 12-01138 AG (ANx)	22	SETTLEMENT AGREEMENT AND JOINT STIPULATION

assessment using the tools developed by DDI and how to apply corrective action measures in a non-discriminatory manner.
(iv)    Wet Seal shall regularly, and no less frequently than every six (6) months, monitor the impact of the performance appraisals. In any Region, if there is statistically significant adverse impact in performance appraisals, Wet Seal shall evaluate the likely reasons for it and implement proactive steps that it reasonably believes shall eliminate or at least reduce the impact in the future.
(p)    Manager Assessment: All Regional Directors, District Directors, Corporate executives, and salaried employees in the departments of Human Resources, Store Operations and Loss Prevention shall be evaluated annually on their ability to manage a diverse workforce, including in decisions involving hiring, compensation, promotions, demotions, and terminations. An I/O psychologist shall advise Wet Seal on how best to conduct and weigh this evaluation.
(q)    Implementation Period: Wet Seal shall use best efforts to implement the programmatic relief set forth in the Settlement Agreement as soon as reasonably practicable.
(r)    Monitor:
(i)    Wet Seal has designated Jennifer Ehrhardt, Vice President and Corporate Controller, to monitor and ensure implementation of this

CASE NO. SACV 12-01138 AG (ANx)	23	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Settlement Agreement (“Monitor”). If at any time Ms. Ehrhardt is unable to serve as the Monitor, Wet Seal shall designate another officer to replace her.
(ii)    Wet Seal shall provide Class Counsel with the Monitor’s qualifications and title.
(iii)    The Monitor shall be authorized and empowered to direct Human Resources and/or other employees with supervisory authority over store management employees to take specific actions in furtherance of the Settlement Agreement.
(iv)    Wet Seal shall regularly provide the Monitor with available quantitative data, separated by race, on the following with respect to store management and District Director positions: the numbers of applicants, the number considered for each job title, the number hired into each job title, the number promoted into each job title (including the number of openings filled on an emergency basis and positions filled by current employees who are displaced due to a store closure or other reduction in work force), the number of unposted positions in each job title filled by an internal rotation (not a promotion) of a manager from a store of the same or higher classification, the numbers of employees hired into full-time vs. part-time jobs in each job title, the relative placement of employees in various categories of stores by job title, the relative compensation of employees by job title, and the number voluntarily and involuntarily terminated from each job title.

CASE NO. SACV 12-01138 AG (ANx)	24	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(v)    The Monitor shall report at least twice annually to Wet Seal’s Board of Directors regarding the implementation of this Settlement Agreement.
(vi)    The Monitor shall file a Certificate of Compliance with the Court six (6) months after the Effective Date of this Settlement Agreement, twelve (12) months after the Effective Date of this Settlement Agreement and annually thereafter over the term of this Settlement Agreement. The Certificate of Compliance shall inform the Court of when Wet Seal has implemented each of the terms of the Settlement Agreement or, if some term has not been fully implemented, Wet Seal’s progress in implementing that term. The Certificate of Compliance shall also confirm that the Monitor has conducted all audits required as set forth in Paragraphs 35(m)(iii), (n)(iii), (o)(iv), and (r)(iv) and (v) of the Settlement Agreement, the date of each audit, and either that the results of the audit were satisfactory or that corrective action is in the process of being, or has been, taken. In addition, the Certificate of Compliance shall also confirm that the Monitor has undertaken those tasks set forth for the Monitor in this Paragraph 35(r) of the Settlement Agreement, the Monitor has investigated Wet Seal’s compliance with the Settlement Agreement, and the Monitor is satisfied that Wet Seal is complying with the Settlement Agreement and/or has taken or is in the process of taking corrective action to assure future compliance.

CASE NO. SACV 12-01138 AG (ANx)	25	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(s)    Dispute Resolution: The Parties shall promptly give written notice to Counsel for the other Party (at Counsel’s address of record on file with the California State Bar) if any dispute arises under the Settlement Agreement. The notice shall set forth the facts that relate to the dispute. Thereafter, upon the request of any Party, the Parties shall meet in a good faith effort to resolve the dispute. If they are unsuccessful, the Parties shall mediate the dispute before any mediator to which they mutually agree at the time. In the absence of mutual agreement, the Party against whom the dispute was asserted may select retired United States District Court Judges Lourdes Baird or Gary Taylor to mediate the dispute. Wet Seal shall pay the cost of the mediation.
(t)    Employment Verification: Wet Seal shall maintain a telephone line dedicated to employment verification. In response to inquiries to the employment verification line from a prospective employer seeking a reference, Wet Seal shall provide dates of employment and last position held. If the request is in writing and authorizes disclosure, Wet Seal also shall verify last rate of base compensation. In response to calls to the employment verification telephone line, Wet Seal shall not provide substantive information regarding the employee’s performance, record of discipline, eligibility for rehire, or reason for separation (except to prospective employers who are inquiring about law enforcement or national security positions or as otherwise required by law). The Wet Seal Letter shall inform Class Members of the existence and number of the employment

CASE NO. SACV 12-01138 AG (ANx)	26	SETTLEMENT AGREEMENT AND JOINT STIPULATION

verification line and the information provided upon inquiry to the employment verification line.
36.    Recordkeeping and Reporting:
(a)    Recordkeeping:
(iv)    Wet Seal shall retain the following employment-related records for the Term of the Settlement Agreement or as required by state or federal law, whichever is longer:
(1)    Final marketing documents described in Paragraph 35(c);
(2)    Employment training program content and handouts;
(3)    Internal complaint procedure;
(4)    Job analyses and job criteria;
(5)    Performance assessment system;
(6)    Corrective action process; and
(7)    Monitor’s Certificates of Compliance.
(v)    Wet Seal shall retain the following documents related to the employment of District Directors, Store Assistant Managers, Co-Managers, Acting Store Managers and Store Managers for two (2) years from the date the document is created, or as required by state or federal law, whichever is longer:

CASE NO. SACV 12-01138 AG (ANx)	27	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(1)    Job postings;
(2)    Job applications, including applications from both internal and external applicants;
(3)    Performance assessments;
(4)    Corrective action notices;
(5)    Race and ethnicity data by job category required for the Employer Information Report (“EEO-1 Report”), including, for employees who identify as Two or More Races, the specific races with which the employee identifies; and
(6)    Internal complaints of discrimination.
(vi)    Wet Seal shall retain the following documents related to applicants for the positions of Assistant Store Manager, Co-Manager, Acting Store Manager, Store Manager, and District Director: Race and ethnicity data by job category that would be required for the EEO-1 Report if the applicant were hired, including, for applicants who identify as Two or More Races, the specific races with which the applicant identifies.
(vii)    Class Counsel shall, upon reasonable notice, be entitled to review all documents, including electronic data in machine-readable form, created or maintained pursuant to the provisions of this Settlement Agreement, except, however, that Class Counsel shall not be entitled to review any

CASE NO. SACV 12-01138 AG (ANx)	28	SETTLEMENT AGREEMENT AND JOINT STIPULATION

such documents that are protected by attorney-client privilege or attorney work product doctrine (“privileged documents”).
(b)    Reporting:
(i)    At six (6)-month intervals through the Term of the Settlement Agreement, Wet Seal shall provide Semi-Annual Progress Reports to Class Counsel on Wet Seal’s compliance with the Settlement Agreement’s requirements.
(ii)    The Semi-Annual Progress Reports shall include the following information reported for African-American men (including those who report Two or More Races), African-American women (including those who report Two or More Races), white men, white women, all men other than African-American men, and all women other than African-American women:
(1)    Composition (number and percent) of incumbent employees by Covered Position in each store, district, region and company-wide, and by store classification, at the end of the six-month period;
(2)    Composition (number and percent) of persons in each store classification and in each district, region, state and company-wide, in the preceding six (6) months who were extended a good faith offer, hired, or promoted (each of which shall be separately reported) into District Director, Store Manager, Acting Store Manager, or Co-Manager;

CASE NO. SACV 12-01138 AG (ANx)	29	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(3)     Composition (number and percent) of persons in each store classification and in each district, region, state and company-wide, in the preceding six (6) months who were demoted, involuntarily terminated or voluntarily separated (each of which shall be separately reported) from Store Manager, Acting Store Manager, Co-Manager, and Store Assistant Manager positions; and
(4)     Compensation rate paid to incumbent Store Managers, Acting Store Managers, Co-Managers, and Store Assistant Managers in each store, district, region, state, company-wide, and in each store classification, at the end of the six-month period.
37.    Maximum Payment: The Maximum Payment under the Settlement is Seven Million Five Hundred Thousand Dollars ($7,500,000).
38.    Establishment of a Settlement Fund:
(a)    No later than five (5) business days after the Court’s Preliminary Approval of this Settlement Agreement, The Wet Seal, on behalf of all Defendants, shall transmit the Maximum Payment to the Claims Administrator for the formation of a Settlement Fund.
(b)    The Claims Administrator shall deposit the Maximum Payment made by The Wet Seal into a Settlement Fund Account.
(c)     Once the Claims Administrator receives the Maximum Payment in good standing, Wet Seal shall have no responsibilities or liabilities with

CASE NO. SACV 12-01138 AG (ANx)	30	SETTLEMENT AGREEMENT AND JOINT STIPULATION

respect to the Settlement Fund or Settlement Fund Account (or its administration or distribution), and shall have no further monetary obligation hereunder to Class Representatives, Participating Class Members, Class Counsel, the Claims Administrator or other Class Members who do not file timely and valid Exclusion Statements, with respect to this Action.
(d)    The Settlement Fund Account shall be used for the sole purpose of paying the timely and valid claims of the eligible Class Members, including the Employer Payroll Taxes associated with those payments, Class Counsel’s reasonable attorneys’ fees and costs as awarded by the Court (in an amount not to exceed $1,800,000), and all settlement administration expenses incurred by the Claims Administrator (in an amount not to exceed $120,000), in accordance with the provisions of this Settlement Agreement. The Settlement Fund consists of:
(i)    Pay Fund: a total of One Million Dollars ($1,000,000) shall be paid in settlement of pay claims (“Pay Fund”), which sum shall include Employer Payroll Taxes;
(ii)    Promotion Fund: a total of One Million Dollars ($1,000,000) shall be paid in settlement of promotion claims (including claims of discriminatory job assignments) (“Promotion Fund”), which sum shall include Employer Payroll Taxes;

CASE NO. SACV 12-01138 AG (ANx)	31	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(iii)    Termination/Demotion/Retaliation/Hostile Work Environment/Emotional Distress Fund: a total of Three Million Five Hundred Eighty Thousand Dollars ($3,580,000) shall be paid in settlement of claims of discriminatory termination, demotion, or discipline (resulting in loss of pay) based upon race or color; harassment or hostile work environment based upon race or color; retaliation for complaining of race or color discrimination or harassment/hostile work environment; and emotional distress and damage to reputation resulting from the foregoing (“Termination/Other Fund”), which sum shall include Employer Payroll Taxes;
(iv)    Claims Administration Fund: a total of One Hundred Twenty Thousand Dollars ($120,000) to cover all fees and expenses of the Claims Administrator; and
(v)    Class Counsel’s Attorneys’ Fees and Costs Fund: a total of One Million Eight Hundred Thousand Dollars ($1,800,000) to cover Class Counsel’s reasonable attorneys’ fees and costs, or such lower amount ordered by the Court as described in Paragraph 41(c).
39.    Distribution to Participating Class Members:
(a)    Submission of Claim Forms: The Claims Administrator shall pay only those Class Members who submit timely and valid Claim Forms (the “Participating Class Members”). To be timely, the Claim Forms must be postmarked by the deadline indicated on the Notice and Claim Forms. To be valid,

CASE NO. SACV 12-01138 AG (ANx)	32	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Claim Forms must be completed in full, signed under penalty of perjury, attest that the signatory is “African American” or “Black,” and returned to the Claims Administrator, postmarked by the deadline.
(b)    Allocation Plan:
(i)    Pay Fund: The disbursement of the Pay Fund portion of the Settlement Fund Account to eligible Class Members shall follow the allocation plan described in this Paragraph 39(b)(i) and its subparagraphs. Each Class Member who seeks to receive a monetary award must fill out the Claim Form.
(1)     Baseline Pay Fund Award: $750,000 will be allocated to the Baseline Pay Fund Award. Each Class Member who submits a timely, valid claim for recovery shall receive a Baseline Pay Fund Award. The Claims Administrator shall have discretion to add the amounts from any unclaimed shares to the Enhanced Pay Fund or the Termination/Other Fund. In allocating the Baseline Pay Fund Awards, the Claims Administrator shall determine a specific dollar amount that each eligible Class Member will receive for each Work Week that he or she worked for Defendants during the Covered Time Frame as a Store Manager or Acting Store Manager, Co-Manager, and/or Store Assistant Manager.
(2)    Enhanced Pay Fund Award: The Claims Administrator, after considering information supplied by the Class Members, Class Counsel and Wet Seal, may, in its discretion, allocate some or all of the remaining

CASE NO. SACV 12-01138 AG (ANx)	33	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Pay Fund to those eligible Class Members as to whom the Claims Administrator has received specific facts in support of their claims under the Pay Fund, after considering, assigning points to and weighting: (i) length of service as a retail manager at Wet Seal; (ii) the Class Member’s communications with Class Counsel prior to May 8, 2013 concerning claims of discrimination based on race or color in compensation; and (iii) the Class Member’s complaints or claims of discrimination based on race or color in compensation submitted to the EEOC or state agencies prior to May 8, 2013. The Claims Administrator shall total the points applicable to each eligible Class Member who fills out the Pay Fund section of the Claim Form and supplies information related to his or her claim to the Pay Fund, determine each eligible Class Member’s proportionate share of the total points, and allocate each eligible Class Member’s proportionate share of the Pay Fund. For example, if the amount available for distribution from the Pay Fund to eligible Class Members after the Baseline Pay Fund Awards are calculated equals $250,000, and if the Claims Administrator awarded a total of 10,000 points to eligible Class Members collectively and 20 points to a particular eligible Class Member, then that Class Member would receive an award of $500, since each point would be worth $25 ($250,000 divided by 10,000).
(ii)     Promotion Fund: The disbursement of the Promotion Fund portion of the Settlement Fund Account to eligible Class Members shall follow the allocation plan described in this Paragraph 39(b)(ii) and its

CASE NO. SACV 12-01138 AG (ANx)	34	SETTLEMENT AGREEMENT AND JOINT STIPULATION

subparagraphs. Each Class Member who seeks to receive a monetary award must fill out the Claim Form.
(1)     Baseline Promotion Fund Award: $500,000 will be allocated to the Baseline Promotion Fund Award. Each Class Member who submits a timely, valid claim for recovery shall receive a Baseline Promotion Fund Award, and the Claims Administrator shall have discretion to add the amounts from any unclaimed shares to the Enhanced Promotion Fund or the Termination/Other Fund. In allocating the Baseline Promotion Fund Awards, the Claims Administrator shall determine a specific dollar amount that each eligible Class Member will receive for each Work Week that he or she worked for Defendants during the Covered Time Frame as a Store Manager or Acting Store Manager, Co-Manager, and/or Store Assistant Manager.
(2)     Enhanced Promotion Fund Award: The Claims Administrator, after considering information supplied by the Class Members, Class Counsel and Wet Seal, may, in its discretion, allocate some or all of the remaining Promotion Fund to those eligible Class Members as to whom the Claims Administrator has received specific facts in support of their claims under the Promotion Fund, after considering, assigning points to and weighting: (i) length of service with Wet Seal up to a maximum of ten (10) years; (ii) length of service as a manager in each Covered Position at Wet Seal; (iii) length of service as a manager at other employers up to a maximum of five (5) years; (iv) evidence of expressions

CASE NO. SACV 12-01138 AG (ANx)	35	SETTLEMENT AGREEMENT AND JOINT STIPULATION

of interest in promotion made to a supervisor regarding Co-Manager, Acting Store Manager, Store Manager, or District Director positions; (v) communications with Class Counsel prior to May 8, 2013 concerning claims of discrimination against the Class Member based on race or color in promotions or job assignment; (vi) complaints or claims of discrimination against the Class Member based on race or color in job assignments in the Covered Positions, or promotion to Co-Manager, Acting Store Manager, Store Manager, or District Director submitted to the EEOC or state agencies prior to May 8, 2013; and (vii) the facts and documentary evidence submitted to demonstrate discrimination against the Class Member based on race or color with respect to job assignment in the Covered Positions or promotion to Co-Manager, Acting Store Manager, Store Manager or District Director. The Claims Administrator shall total the points applicable to each eligible Class Member who fills out the Promotion Fund section of the Claim Form and supplies information related to his or her claim to the Promotion Fund, determine each eligible Class Member’s proportionate share of the total points, and allocate each eligible Class Member’s proportionate share of the Promotion Fund. For example, if the amount available for distribution from the Promotion Fund to eligible Class Members after the Baseline Promotion Fund Awards are calculated equals $500,000, the Claims Administrator awarded a total of 10,000 points to eligible Class Members collectively, and 30 points to a particular eligible Class Member, then that Class

CASE NO. SACV 12-01138 AG (ANx)	36	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Member would receive an award of $1500, since each point would be worth $50 ($500,000 divided by 10,000).
(iii)     Termination/Demotion/Retaliation/Hostile Work Environment Fund/Emotional Distress Fund (“Termination/Other Fund”): The disbursement of the Termination/Other Fund portion of the Settlement Fund Account to eligible Class members shall follow the allocation plan described in this Paragraph 39(b)(iii) and its subparagraphs. Each Class Member who seeks to receive a monetary award must fill out the Termination/Other Fund section of the Claim Form.
(1)    Eligibility for Awards: Each Class Member who was involuntarily terminated during the Covered Time Frame is eligible to submit a claim for a Baseline Termination/Other Fund Award. That individual is also eligible for a Discretionary Termination/Other Fund Award. Each Class Member with a claim solely of discriminatory constructive discharge, demotion, discipline resulting in loss of pay, retaliation, hostile environment, damage to reputation, or emotional distress during the Covered time Frame shall not be eligible for a Baseline Termination/Other Fund Award, but shall be eligible for a Discretionary Termination/Other Fund Award.
(2)    Baseline Termination/Other Fund Award: $500,000 will be allocated to the Baseline Termination/Other Fund Award. Each Class Member who was involuntarily terminated, and submits a timely, valid claim

CASE NO. SACV 12-01138 AG (ANx)	37	SETTLEMENT AGREEMENT AND JOINT STIPULATION

for recovery shall receive a baseline award. In allocating the Baseline Termination/Other Fund Awards, the Claims Administrator shall determine a specific dollar amount that each eligible Class Member who was involuntarily terminated will receive depending on whether the Class Member was involuntarily terminated by Defendants during the Covered Time Frame from a Store Manager or Acting Store Manager position, a Co-Manager position, or a Store Assistant Manager position. Any unclaimed shares shall be added to the Discretionary Termination/Other Fund Award.
(3)    Discretionary Termination/Other Fund Award: The Claims Administrator, after considering information supplied by the Class Members, Class Counsel and Wet Seal, may, in its discretion, allocate some or all of the remaining Discretionary Termination/Other Fund to eligible Class Members, after considering, assigning points to and weighting: (i) length of service with Wet Seal; (ii) length of service as a manager at Wet Seal; (iii) facts and documentary evidence that the Class Member was subject to discrimination based on race or color in termination, demotion, or discipline (resulting in loss of pay), or was subject to harassment/hostile work environment based on race or color; (iv) facts and documentary evidence that the Class Member was subject to retaliation for opposing discrimination based on race or color; (v) communications by the Class Member with Class Counsel prior to May 8, 2013 concerning claims of discrimination based on race or color in termination, demotion, or discipline

CASE NO. SACV 12-01138 AG (ANx)	38	SETTLEMENT AGREEMENT AND JOINT STIPULATION

resulting in loss of pay, harassment/hostile work environment based on race or color, or retaliation for opposing discrimination based on race or color; (v) complaints or claims that the Class Member submitted to the EEOC or state agencies prior to May 8, 2013 that he or she was subject to discrimination based on race or color in termination, demotion, or discipline (resulting in loss of pay), harassment or hostile work environment based on race or color, or retaliation for opposing discrimination based on race or color; (vi) Class Member’s knowledge that he or she was targeted for termination, demotion or discipline (resulting in loss of pay) because of race or color; (vii) emotional distress; (viii) damage to the Class Member’s reputation because the Class Member made complaints of discrimination, harassment, termination, or hostile work environment based on race or color, or was retaliated against for opposing discrimination based on race or color; (ix) a period of unemployment during which the Class Member was making reasonable efforts to find other employment and the length of that period; and (x) a finding by the EEOC or state agency that a violation of Title VII or state antidiscrimination law occurred with respect to the Class Member. No Class Member who was terminated for unauthorized taking of Wet Seal’s property, fraud, falsification, assault/battery or other violence, harassment or discrimination based upon protected group status, or retaliation against another for exercising protected rights shall be eligible for a Discretionary Termination/Other Fund Award. The Claims Administrator shall total the points applicable to all eligible Class Members

CASE NO. SACV 12-01138 AG (ANx)	39	SETTLEMENT AGREEMENT AND JOINT STIPULATION

who fill out the Termination/Other Fund section of the Claim Form and supply information related to his or her claim to the Termination/Other Fund, determine each eligible Class Member’s proportionate share of the total points, and allocate each eligible Class Member’s proportionate share of the Termination/Other Fund. For example, if the amount available for distribution from the Termination/Other Fund to eligible Class Members after the Baseline Termination/Other Fund Awards are calculated equals $3,080,000, the Claims Administrator awarded a total of 100,000 points to eligible Class Members collectively, and 400 points to a particular eligible Class Member, then that Class Member would receive an award of $12,320, since each point would be worth $30.80 ($3,080,000 divided by 100,000).
(c)    Tax Allocation: The monetary awards under the Pay Fund and Promotion Fund shall be allocated Eighty Percent (80%) to lost wages and Twenty Percent (20%) to interest. The monetary awards under the Termination/Other Fund shall be allocated Fifteen Percent (15%) to lost wages and Eighty-Five Percent (85%) to compensatory damages and interest.
(d)    Payment of Taxes and Tax Reporting by the Claims Administrator: The Claims Administrator shall be responsible for calculating and withholding all required state and federal taxes and all tax reporting on payments made under the Settlement. The Claims Administrator shall report all payments for lost wages on an IRS Form W-2 as payments in settlement of claims for wages. Therefore, the Claims Administrator shall deduct federal and state income taxes, the

CASE NO. SACV 12-01138 AG (ANx)	40	SETTLEMENT AGREEMENT AND JOINT STIPULATION

employee’s share of Social Security and Medicare tax, and any local income or payroll tax that applies, pursuant to state and federal law, and remit them to the taxing authorities. The Claims Administrator shall report on an IRS Form 1099-MISC all payments made in settlement of claims for interest, emotional distress and damage to reputation, and no payroll or tax withholdings shall be made from these payments. The Participating Class Members and the Class Representatives shall be responsible for correctly characterizing the settlement payments for tax purposes and paying any taxes owing on said amounts. However, the Claims Administrator shall calculate the Employer Payroll Taxes, pay them from the Settlement Fund and file the appropriate returns with federal, state and local taxing authorities.
(e)     Due Date for and Details of Settlement Payments: Within fifteen (15) calendar days after the Settlement becomes Final, the Claims Administrator shall send the settlement payments to the Participating Class Members via first class mail and shall issue the payments due to the federal, state and local taxing authorities. The Claims Administrator shall only issue the checks in the name of the Participating Class Members or their estates, if applicable. The Claims Administrator shall include with each check a statement showing the gross amount of the payment and an itemized statement of all deductions made, including those for federal and state income taxes, the employee’s share of unemployment, Social Security and Medicare tax, and any local income or payroll tax that applies.

CASE NO. SACV 12-01138 AG (ANx)	41	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(f)     Uncashed Checks: If a Participating Class Member’s check is returned to the Claims Administrator, the Claims Administrator shall make a reasonable effort to re-mail it to the Participating Class Member at his or her correct address. It is expressly understood and agreed that the checks for the individual Settlement payments shall become void and no longer available if not cashed within 90 days after the initial mailing. The Parties intend to completely distribute the funds in the Settlement Fund Account. Thus, on the one hundredth and twentieth (120th) day following the initial mailing of the Settlement payments, the Claims Administrator shall issue a check in the amount of uncashed checks to the NAACP and the National Congress of Black Women for scholarships to students studying retail business management.
(g)    Final Accounting to the Court: Within thirty (30) days of the distribution of the monies from the Settlement Fund, the Claims Administrator shall furnish an accounting of all distributions from the Settlement Fund, including the range of awards, median average award, and mean average award for each specific Fund, to the Court with copies to Class Counsel and Wet Seal.
40.    Claims Administrator: The Parties have selected Settlement Services Inc. to serve as the Claims Administrator. The Claims Administrator shall open and administer a Settlement Fund Account, an interest-bearing account with a unique Taxpayer Identification Number. If the Court does not grant final approval of the Settlement Agreement, the Claims Administrator shall return to The Wet Seal

CASE NO. SACV 12-01138 AG (ANx)	42	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(i) the sum of Five Million Five Hundred Eighty Thousand Dollars ($5,580,000), representing the full deposit of the Pay Fund, Promotion Fund and Termination/Other Fund and the sum of One Million Eight Hundred Thousand Dollars ($1,800,000) representing the full deposit of Class Counsel’s attorneys’ fees and costs, as well as interest that has accrued on the two amounts; and (ii) the unspent portion of the Claims Administration Fund, as well as interest that has accrued on that sum. The Claims Administrator shall perform the duties set forth in this Settlement Agreement.
41.    Class Counsel’s Attorneys’ Fees and Costs
(a)    Plaintiffs will request, and Defendants do not oppose, an award of attorneys’ fees and costs in the amount of One Million Eight Hundred Thousand Dollars ($1,800,000), which is twenty-four percent (24%) of the Maximum Payment, to compensate Class Counsel for all work already performed in this Action to investigate, prepare, litigate and settle this Action, as well as all work remaining to be performed in documenting the Settlement, securing Court approval of the Settlement, administering the Settlement, ensuring that the Settlement is fairly administered and implemented, monitoring Defendants’ performance under the Settlement Agreement, and obtaining dismissal of the Action. These fees and costs are included in the Maximum Payment.
(b)    Class Counsel shall file with the Court their application for an award of attorneys’ fees and costs no later than thirty (30) days following the

CASE NO. SACV 12-01138 AG (ANx)	43	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Court’s Order Granting Preliminary Approval. The application shall be posted simultaneously on the website established by the Claims Administrator designed to provide information and communications with Class members as provided in Paragraph 52 in order to permit Class Members to timely object.
(c)    In the event that the Court approves an award of fees and costs for an amount less than One Million Eight Hundred Thousand Dollars ($1,800,000), then the difference between $1,800,000 and the approved award shall be allocated to the Pay Fund, Promotion Fund, and Termination/Other Fund in the same proportions provided in Paragraph 38 above; that is, 18% to the Pay Fund (Paragraph 38(d)(i) above), 18% to the Promotion Fund (Paragraph 38(d)(ii) above), and 64% to the Termination/Other Fund (Paragraph 38(d)(iii) above).
(d)    The Parties agree that a reduction by the Court in the attorneys’ fees and costs awarded Class Counsel is not a basis for rendering the entire Settlement voidable or unenforceable. Class Counsel agree to give written notification within fifteen (15) calendar days of approval by the Court if they will appeal a reduction in fees and costs awarded.
(e)    Upon Final Approval, the Claims Administrator shall pay the attorneys’ fees and costs awarded by the Court to Class Counsel and issue Class Counsel an IRS Form 1099-MISC to reflect that payment.

CASE NO. SACV 12-01138 AG (ANx)	44	SETTLEMENT AGREEMENT AND JOINT STIPULATION

IV.
MOTION FOR PRELIMINARY APPROVAL
42.    Promptly upon the execution of this Settlement, Plaintiffs shall file a motion for preliminary approval of the Settlement, applying to the Court for the entry of an Order:
(a)    Scheduling a Final Approval Hearing on the question whether the proposed Settlement should be approved as fair, reasonable, and adequate as to the Class;
(b)    Approving as to form and content the proposed Notice to the Class;
(c)    Approving as to form and content the proposed Claim Form and instructions for Class Members;
(d)    Approving as to form and content the proposed Wet Seal Letter;
(e)    Approving as to form and content the proposed Exclusion Statement;
(f)    Directing the mailing of the Notice, the Claim Form, and the Wet Seal Letter by first-class mail to the Class Members;
(g)    Preliminarily approving the Settlement;

CASE NO. SACV 12-01138 AG (ANx)	45	SETTLEMENT AGREEMENT AND JOINT STIPULATION

(h)    Preliminarily certifying the Class for purposes of Settlement only; and
(i)    Approving Bill Lann Lee, Esq., Julie Wilensky, Esq., Shira Wakschlag, Esq. and Lewis, Feinberg, Lee, Renaker & Jackson, P.C.; Nancy C. DeMis, Esq., Susan R. Fiorentino, Esq. and Gallagher, Schoenfeld, Surkin, Chupein & DeMis, P.C.; Elise Boddie, Esq., ReNika C. Moore, Esq., Ria Tabacco Mar, Esq., and NAACP Legal Defense & Educational Fund, Inc. as Class Counsel;
(j)    Approving Nicole Cogdell, Kai Hawkins, Myriam Saint-Hilaire, and Michelle Guider as Class Representatives; and
(k)    Approving Settlement Services, Inc. as the Claims Administrator.
//
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V.
NOTICE TO THE CLASS MEMBERS
43.    Within ten (10) calendar days after the Court’s entry of the Order Granting Preliminary Approval of the Settlement, Wet Seal shall provide the Claims Administrator (either by uploading to an FTP site or on a computer disk) with: the (i) names, (ii) last known addresses, (iii) last known telephone numbers (if any), and (iv) Social Security numbers of the potential Class Members (i.e.,

CASE NO. SACV 12-01138 AG (ANx)	46	SETTLEMENT AGREEMENT AND JOINT STIPULATION

those who are designated in Wet Seal’s human resource information system as “Black or African American” or “Two of More Races” or are otherwise known by Wet Seal to fall within that definition, along with, for each potential Class Member, (v) the date of hire and, if applicable, most recent date of rehire by Wet Seal, (vi) the date of termination from Wet Seal, (vii) the reason code for termination, (viii) all positions held at Wet Seal since 2007, including job title and location, as well as the dates worked in each position; (ix) the number of Work Weeks worked in each Covered Position at a Wet Seal or Arden B. store during the Covered Time Frame, (x) the dates worked in each Covered Position during the Covered Time Frame, and (xi) the Class Member’s pay rate as of December 31 of each year from 2008 through 2012, as reflected in Wet Seal’s records. The Class list shall be retained by the Claims Administrator and shall not be shared with Class Counsel. Wet Seal shall also provide to the Claims Administrator for all other employees in Covered Positions during the Covered Time Frame with: (i) the date of hire or most recent date of rehire, (ii) the date of termination from Wet Seal, (iii) the reason code for termination, (iv) the date of promotion from each store management position, and (v) the employee’s pay rate as of December 31 of each year from 2008 through 2012.
44.    Within twenty (20) calendar days after receipt of the Class Member information from Wet Seal, to the extent practicable, the Claims Administrator shall perform reasonably diligent skip tracing, and mail to all Class

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Members, by regular first-class U.S. mail, the Notice, the Claim Form and instructions, the Wet Seal Letter, and a pre-addressed, postage-paid envelope (“the Notice Packet”). The Notice, Claim Form, and Wet Seal Letter shall be provided in the same form as Exhibits “1,” “2,” and “3,” respectively attached hereto, subject to the Court’s approval. These documents shall be placed in an envelope which states on the front: “IMPORTANT: DO NOT DISCARD. Please review the enclosed materials. You may be eligible for payment under a proposed settlement with Wet Seal.”
45.    The Claims Administrator shall make Claim Forms available to potential Class Members who submit oral, e-mail or written requests for Claim Forms. The Claims Administrator shall mail the requested Claim Form via first-class U.S. mail within two (2) business days after receiving a request.
46.    If Wet Seal, or its Counsel, receives requests for Claim Forms or for information regarding the Settlement, it shall refer such requestors to the toll-free number and website address established by the Claims Administrator for the purpose of administering this Settlement and inform the requestors that any requests for Claim Forms or information should be directed to the Claims Administrator.
47.    The Claims Administrator shall retain copies of all written requests for Claim Forms and all records of oral or e-mail requests for Claim Forms until such time as it has completed its duties and responsibilities under this Settlement Agreement.

CASE NO. SACV 12-01138 AG (ANx)	48	SETTLEMENT AGREEMENT AND JOINT STIPULATION

VI.
CLAIM PROCESS
48.    Class Members shall have ninety (90) calendar days from the mailing of the Notice Packet to mail their Claim Form to the Claims Administrator. Class Members shall have forty-five (45) calendar days from the mailing of the Notice Packet to mail their Exclusion Statement. No Claim Forms shall be honored if postmarked after the deadline to submit claims, except as otherwise mutually agreed by the Parties or ordered by the Court.
49.    All Claim Forms must be signed under penalty of perjury to be considered and must attest that the Class Member is “African American” or “Black.” Failure to file a timely, valid Claim Form, for any reason whatsoever, shall bar the potential Class Member from having his or her claim considered and from receiving monetary compensation from the Settlement Fund Account.
50.    Claims may be filed on behalf of deceased Class Members through representatives of their estates if legally sufficient documentation is provided. Any claims paid to a deceased Class Member shall be made payable to the estate of the deceased Class Member.
51.    Class Members who file a Claim Form must notify the Claims Administrator of any change of address. A failure to notify the Claims

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Administrator of a change of address may result in the forfeiture of a monetary award.
52.    The Claims Administrator shall be available through its toll-free line and via e-mail through the Claims Website it will establish to provide information on the settlement and respond to requests from Class Members for assistance in completing and filing Claim Forms.
53.    The Claims Administrator shall make the determination as to whether a Claim Form is timely and complete. If a Class Member submits a timely Claim Form that is rejected by the Claims Administrator as deficient in some material respect (for example, the Class Member failed to sign it), the Claims Administrator shall notify the Class Member in writing of the basis for the deficiency and shall specify the additional information necessary to complete the Claim Form, if it appears that such additional information would complete it. The notice of deficiency and request for information shall be sent via first class mail and inform the Class Member that a response must be returned no later than fifteen (15) days from the date the request for information was mailed, or until the end of the ninety (90)-day claims period, whichever comes later. The Claims Administrator shall also provide the Class Member with Class Counsel’s contact information in case the Class Member wishes to seek Class Counsel’s assistance. The Class Member must provide the requested information, signed under penalty of perjury, to the Claims Administrator by mail with a postmark no later than the deadline

CASE NO. SACV 12-01138 AG (ANx)	50	SETTLEMENT AGREEMENT AND JOINT STIPULATION

specified in the notice of deficiency. Such additional information shall be considered part of the original Claim Form and shall relate back to the original filing date. The failure of a Class Member to timely respond to the request for information may result in the denial of the Claim.
54.    The Claims Administrator shall send postcard reminders and second postcard reminders to Class Members who have not submitted claim forms within forty-five (45) days and seventy (70) days, respectively, after the Claims Administrator initially mails the Notice Packet.
55.    The Claims Administrator shall provide Counsel for all Parties with a weekly report showing the number of Claim Forms and Exclusion Statements received, and any objections.
56.    For Claim Forms post-marked and received after the filing deadline, the Claims Administrator shall notify late-filing Class Members that their Claims are untimely and that they are not eligible for any monetary award. The Claims Administrator shall also inform late-filing Class Members that they may seek a reconsideration of the determination that they filed untimely by requesting the Claims Administrator to reconsider its determination. The Claims Administrator may reverse its determination that a Claim Form was not timely filed only if the Class Member proves that the Claim Form was deposited in the United States Mail on or before the filing deadline and that the untimeliness determination is erroneous.

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57.    The Claims Administrator shall make the determination as to whether a Class Member is eligible for a monetary award and the amount of such award. Within ten (10) days of the close of the Claims filing period, the Claims Administrator shall send all ineligible claimants written notice of their ineligibility for monetary relief. Any claimants wishing to seek reconsideration of their ineligibility determinations must do so by returning a written request for reconsideration to the Claims Administrator by mail with a postmark no later than twenty-one (21) calendar days from the date of the notice of claim ineligibility. Failure to file a timely request for reconsideration shall bar a claimant from challenging a determination of ineligibility. The Claims Administrator shall resolve the requests for reconsideration based on the written requests for review and any other documentation or written information submitted by the claimant, or deemed necessary by the Claims Administrator. The Claims Administrator may seek further written information from the claimant, Wet Seal or Class Counsel. The Claims Administrator shall attempt to expeditiously resolve any requests for reconsideration within thirty (30) calendar days after the filing of the request for review. The Claims Administrator’s decisions shall be communicated to the claimant in writing and shall be final and non-appealable.
58.    Class Counsel may provide the Claims Administrator with evidence that has a bearing on the awards, and Wet Seal shall provide the Claims Administrator with the following: (i) evidence that Wet Seal believes substantiates

CASE NO. SACV 12-01138 AG (ANx)	52	SETTLEMENT AGREEMENT AND JOINT STIPULATION

any Class Member’s Claim; and (ii) evidence that Wet Seal believes reflects a termination for unauthorized taking of Wet Seal’s property, fraud, falsification, assault/battery or other violence, harassment or discrimination based upon protected group status, or retaliation against another for exercising protected rights. Wet Seal shall provide any such information to Class Counsel at least fifteen (15) calendar days before Wet Seal submits it to the Claims Administrator, shall give Class Counsel the opportunity to refute or otherwise comment on it, and shall re-consider its submission in whole or in part in light of any contrary evidence that Class Counsel shares with Wet Seal.
59.    Class Counsel and Wet Seal shall reasonably cooperate in providing information which the Claims Administrator deems reasonably necessary to assist in determining the eligibility of any Class Member for monetary relief. Wet Seal or Class Counsel shall attempt to provide such information within fourteen (14) calendar days after receiving any written request for information from the Claims Administrator.
60.    Wet Seal agrees that no term of a settlement agreement to which it is a party with any current or former employee shall operate to limit or preclude a signatory to such an agreement from providing to the Claims Administrator pertinent information related to any Class Member’s claim. Any such submission of information by a signatory should be marked “Confidential” and sent directly to the Claims Administrator or through the signatory’s private legal counsel to the

CASE NO. SACV 12-01138 AG (ANx)	53	SETTLEMENT AGREEMENT AND JOINT STIPULATION

Claims Administrator. Except as expressly provided in this Paragraph, Wet Seal does not waive the confidentiality term or any other term of any settlement agreement to which it is a party.
61.    The determinations of the Claims Administrator on whether a Class Member or claimant is eligible for an award and the amount of any award shall be final and non-appealable.

VII.
RESOLUTION OF CLAIM DISPUTES
62.    Each Claim Form shall list: (i) the time period during the Covered Time Frame that Wet Seal’s records show that the Class Member worked in each Covered Position; and (ii) the Class Member’s total number of Work Weeks in each Covered Position during the Covered Time Frame. If a Class Member who receives a Claim Form wishes to dispute the time period(s) listed on the Claim Form and/or their total number of Work Weeks, he or she may so notify the Claims Administrator and produce evidence to the Claims Administrator indicating the dates and/or number of Work Weeks he or she contends to have worked in a Covered Position during the Covered Time Frame. Wet Seal shall review its records and provide information to the Claims Administrator in response to any such disputed claims. Wet Seal’s records shall be presumed to be accurate. The Claims Administrator shall evaluate the evidence submitted by the Class Member

CASE NO. SACV 12-01138 AG (ANx)	54	SETTLEMENT AGREEMENT AND JOINT STIPULATION

and make the final decision as to which dates and/or number of Work Weeks in each Covered Position should be applied. The determination by the Claims Administrator shall be final and not subject to further review.
63.    The dispute-resolution procedure described in the preceding Paragraph shall also apply in cases, if any, in which a person believes that he or she was wrongly excluded from the Class list.
VIII.
OBJECTIONS TO THE SETTLEMENT
64.    Class Members who wish to object to the Settlement must submit to the Claims Administrator, not later than forty-five (45) days after the date that the Claims Administrator first mails the Notice Packet, a written statement objecting to the Settlement and setting forth the grounds for the objection. This statement also must indicate whether the Class Member intends to appear and object to the Settlement at the Final Approval Hearing. The failure to so indicate shall constitute a waiver of the right to appear at the hearing, unless the Court rules otherwise. A Class Member who does not submit an objection in the manner and by the deadline specified above shall be deemed to have waived all objections and shall be foreclosed from making any objection to the Settlement, whether by appeal or otherwise, absent a contrary order of the Court. Class Members who wish to

CASE NO. SACV 12-01138 AG (ANx)	55	SETTLEMENT AGREEMENT AND JOINT STIPULATION

object to Class Counsel’s request for attorneys’ fees and costs may do so by following the same procedure as described above.
65.    The Claims Administrator shall record the date of receipt of the objection and forward it to both Wet Seal and Class Counsel within two (2) business days following receipt. The Claims Administrator shall also file the original objections with the Clerk of the Court no later than five (5) days prior to the scheduled Final Approval Hearing date. The Claims Administrator shall retain copies of all written objections until such time as it has completed its duties and responsibilities under this Settlement Agreement.
IX.
REQUESTS TO BE EXCLUDED FROM SETTLEMENT
66.    Eligible Class Members who wish to exclude themselves from the Settlement (“opt out” of the Settlement) must submit to the Claims Administrator, not later than forty-five (45) days after the date that the Claims Administrator first mails the Notice Packet, a written, signed, dated “Exclusion Statement,” which includes the following language:
I understand that I am requesting to be excluded from the class monetary settlement and that I shall receive no money from the Settlement Fund created under the Settlement Agreement entered into by Wet Seal. I

CASE NO. SACV 12-01138 AG (ANx)	56	SETTLEMENT AGREEMENT AND JOINT STIPULATION

understand that if I am excluded from the class monetary settlement, I may bring a separate legal action seeking damages, but may receive nothing or less than what I would have received if I had filed a Claim under the class monetary settlement procedure in this Action. I also understand that I may not seek exclusion from the class for injunctive relief and that I am bound by the injunctive provisions of the Settlement Agreement entered into by Wet Seal.
67.    Exclusion Statements may be submitted to the Claims Administrator via U.S. Mail.
68.    Named Plaintiffs may not submit an Exclusion Statement.
69.    A Class Member who does not complete and submit a timely Exclusion Statement in the manner and by the deadline specified above shall, if the Court approves the Settlement, be bound by all terms and conditions of the Settlement and by the Judgment, regardless of whether he or she submits a Claim Form. An eligible Class Member who timely submits an Exclusion Statement shall not participate in, or be bound by, the Settlement or the Judgment in any respect. Persons who submit an Exclusion Statement shall not be permitted to file objections to the Settlement or appear at the Final Approval Hearing to voice any objections to the Settlement

CASE NO. SACV 12-01138 AG (ANx)	57	SETTLEMENT AGREEMENT AND JOINT STIPULATION

70.    The Claims Administrator shall date stamp the original of any Exclusion Statement and serve copies on both Wet Seal and Class Counsel within two (2) business days of receipt of such statement. The Claims Administrator shall also file the original Exclusion Statements with the Clerk of the Court no later than five (5) days prior to the date of the Final Approval Hearing scheduled by the Court. The Claims Administrator shall retain copies of all Exclusion Statements until such time as it has completed its duties and responsibilities under this Settlement Agreement.
71.    If an eligible Class Member completes and submits both a Claim Form and an Exclusion Statement, the Claims Administrator shall contact the Class Member to obtain clarification of the Class Member’s intent. In the event that the Claims Administrator is unable to obtain clarification of the Class Member’s intent by the time of the Final Approval Hearing, it shall be presumed that the Claim Form is controlling, and such Class Member shall remain a member of the Class, be paid a settlement payment pursuant to the Claim Form, and be bound by the terms of the Settlement.
72.    Eligible Class Members who do not submit either a valid and timely Claim Form or a valid and timely Exclusion Statement shall be bound by all of the terms of the Settlement and the release set forth herein.

X.

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RESCISSION OF CLASS MEMBER EXCLUSION STATEMENTS
73.    The Parties recognize that some Class Members who initially submit an Exclusion Statement may, upon further reflection, wish to withdraw or rescind such Exclusion Statement. The Parties agree that Class Members shall be permitted to withdraw or rescind their Exclusion Statements by submitting a “Rescission of Exclusion Statement” to the Claims Administrator. The Rescission of Exclusion Statement shall include the following language:
I previously submitted an Exclusion Statement seeking exclusion from the class monetary settlement. I have reconsidered and wish to withdraw my Exclusion Statement. I understand that by rescinding my Exclusion Statement, I may be eligible to receive an award from the Settlement Fund and may not bring a separate legal action against Wet Seal seeking damages.
74.    A Class Member submitting such a Rescission of Exclusion Statement shall sign and date the Statement and cause it to be delivered to the Claims Administrator no later than the deadline for filing a Claim Form specified in the Preliminary Approval Order. The Claims Administrator shall stamp the date received on the original of any Rescission of Exclusion Statement and serve copies on Counsel for Wet Seal and Class Counsel no later than (2) business days after

CASE NO. SACV 12-01138 AG (ANx)	59	SETTLEMENT AGREEMENT AND JOINT STIPULATION

receipt thereof and shall file the date-stamped originals with the Clerk of the Court no later than five (5) business days prior to the date of the Final Approval Hearing scheduled by the Court. The Claims Administrator shall retain copies of all Rescissions of Exclusion Statements until such time as the Claims Administrator is relieved of its duties and responsibilities under this Settlement Agreement.
XI.
RIGHT OF REVOCATION
75.    If eighty (80) or more of the Class Members validly elect not to participate in the Settlement by filing an Exclusion Statement, Defendants shall have the right to rescind the Settlement and all actions taken in its furtherance will be null and void. Defendants must exercise this right within ten (10) days after the Claims Administrator notifies the Parties of the valid elections not to participate received, which the Claims Administrator shall do within ten (10) days after the deadline for submission of the Exclusion Statements. The Parties agree that neither side shall solicit or encourage opt-outs or exclusions from the Settlement.
XII.
ADDITIONAL BRIEFING AND FINAL APPROVAL

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76.    As soon as practicable following the deadline for the filing of Claim Forms, Class Counsel shall file with the Court a motion for final approval of the Settlement and a memorandum in support of their motion. Plaintiffs’ Counsel shall prepare the motion for final approval and provide Defendants’ Counsel the opportunity to review and comment on the motion before it is filed.
77.    At the time that Plaintiffs file their motion for final approval of the Settlement, Class Counsel shall provide the Court with a declaration executed by the Claims Administrator, specifying the due diligence the Claims Administrator has undertaken with regard to the mailing of the Notice; verifying its settlement administration costs; and reporting on the number of claims, objections, disputes (and status), Exclusion Statements submitted, median claim value, and amounts to be paid to each Class Member who is receiving funds from the Settlement Fund.
78.    Not later than five (5) court days before the Final Approval Hearing, the Parties may file, jointly or separately, a reply in support of the motion for final approval of the Settlement, in the event any opposition to the motion for final approval has been filed. Likewise, Plaintiffs and Class Counsel may file a supplemental memorandum in support of their motion for attorneys’ fees and costs reflecting any additional fees and costs incurred after the filing of the motion, or a reply in support of their motion in the event that any opposition to their motion for fees and costs has been filed. Defendants will not oppose this supplemental or reply memorandum.

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79.    At or before the Final Approval Hearing, the parties shall present a Judgment for the Court’s entry in accordance with the terms of the Settlement. After entry of the Judgment, the Court will have continuing jurisdiction over the Action and the Settlement solely for purposes of enforcing the Settlement, addressing settlement administration matters, and addressing such post-Judgment matters as may be appropriate under court rules or applicable law.
80.    Upon filing Plaintiffs’ motion for final approval of the Settlement, Plaintiffs shall submit a proposed Order or Orders:
(a)    Approving the Settlement, adjudging the terms thereof to be fair, reasonable, and adequate, and directing consummation of its terms and provisions;
(b)    Approving Class Counsel’s application for an award of attorneys’ fees and reimbursement of costs;
(c)    Certifying the Class for settlement purposes only; and
(d)    Permanently enjoining all Class Representatives and Class Members (other than those who timely filed Exclusion Statements) from prosecuting against the Released Parties any and all Released Claims as defined in Paragraph 81 below.
XIII.
RELEASE OF CLAIMS

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81.    Claims Released by Class Representatives and Class Members: Upon the Court’s final approval of the Settlement, and except as to such rights or claims as may be created by the Settlement, the Class Representatives and the Class Members (other than those who file Exclusion Statements) hereby release and discharge all known and unknown “Released Claims” against the “Released Parties.” The “Released Parties” are: (i) the Defendants, (ii) all of their former and present parents, subsidiaries, and affiliates, and (iii) the current and former officers, directors, employees, partners, shareholders, agents, insurers, predecessors, successors, assigns, and legal representatives of all entities and individuals listed in (i) and (ii). The “Released Claims” are any and all claims that are asserted in or could have been asserted in Plaintiffs’ First Amended Complaint, to the fullest extent permitted by law, during the period from May 8, 2008 through the date of Preliminary Approval, including those related to: (i) allegations of discrimination and harassment against African-American and Black store management employees based on race and/or color with respect to compensation, selection, promotion, job assignments, demotion, discipline, actual and constructive termination, and other terms and conditions of employment; and/or (ii) allegations of retaliation against African-American and Black store management employees for opposition to discrimination or harassment based on race or color. The Released Claims include claims for damages and equitable relief of every nature, including but not limited to back pay, front pay, reinstatement, instatement, benefits, emotional distress, and

CASE NO. SACV 12-01138 AG (ANx)	63	SETTLEMENT AGREEMENT AND JOINT STIPULATION

other compensatory damages, damage to reputation, liquidated damages, penalties, interest, and punitive damages. The Released Claims may have arisen under 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), and all other federal, state and local laws.
82.    Waiver of Unknown Claims: As to the Released Claims against the Released Parties, the Class Representatives and Class Members each waive all rights and benefits afforded by Section 1542 of the Civil Code of the State of California, and do so understanding the significance of that waiver. Section 1542 provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
XIV.
EFFECT OF DENIAL OF COURT APPROVAL
83.    If the Court does not grant final approval of the Settlement, or if the Court’s final approval of the Settlement is reversed or materially modified on

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appellate review, then this Settlement will become null and void. In such case, the Settlement shall not be used or be admissible in any subsequent proceedings, either in this Court or in any other Court or forum.
XV.
PARTIES’ AUTHORITY
84.    The respective signatories to the Settlement represent that they are fully authorized to enter into this Settlement and bind the respective Parties to its terms and conditions.
XVI.
MUTUAL FULL COOPERATION
85.    The Parties agree to cooperate fully with each other to accomplish the terms of this Settlement, including but not limited to executing such documents and taking such other actions as may reasonably be necessary to implement the terms of the Settlement. The Parties shall use their best efforts, including all efforts contemplated by this Settlement and any other efforts that may become necessary by order of the Court, or otherwise, to effectuate the terms of the Settlement.

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86.    The Parties agree that they will not discourage Class Members from submitting Claim Forms or encourage Class Members to submit Exclusion Statements or to file objections to the Settlement.

XVII.
NO PRIOR ASSIGNMENTS
87.    The Parties represent, covenant, and warrant that they have not directly or indirectly assigned, transferred, encumbered, or purported to assign, transfer, or encumber to any person or entity any portion of any liability, claim, demand, action, cause of action, or right released and discharged in this Settlement.
XVIII.
NO ADMISSION OF LIABILITY
88.    Nothing contained in this Settlement shall be construed or deemed an admission of liability, culpability, negligence, or wrongdoing on the part of Defendants. All of the Parties entered into this Settlement with the intention to avoid further disputes and litigation, and the attendant inconvenience and expense. This Settlement shall be inadmissible in evidence in any proceeding, except an action or proceeding to approve, interpret, or enforce its terms.

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XIX.
NO WAIVER OF ENFORCEMENT OF ARBITRATION AGREEMENTS
89.    Nothing contained in this Settlement Agreement constitutes a waiver of any term of or application of any Mutual Agreement to Arbitrate or other arbitration agreement to which a current or former employee of Defendants is a party, other than that signing a Mutual Agreement to Arbitrate does not preclude anyone from being included in the Class for purposes of this Settlement or enforcement of its provisions.
XX.
ENFORCEMENT ACTIONS
90.    In the event that one or more of the Parties institute any legal action or arbitration (not including the dispute resolution process described in Paragraph 35(s)) against any other Party or Parties to enforce the provisions of this Settlement, or to declare rights and/or obligations under this Settlement, the successful Party or Parties shall be entitled to seek an order providing that the unsuccessful Party or Parties pay the successful Party or Parties’ reasonable attorneys’ fees and costs, including expert witness fees incurred in connection with any enforcement actions, on the basis that the enforcement action is objectively frivolous, unreasonable, or without foundation.

CASE NO. SACV 12-01138 AG (ANx)	67	SETTLEMENT AGREEMENT AND JOINT STIPULATION

XXI.
NOTICES
91.    Unless otherwise specifically provided herein, all notices, demands, or other communications given hereunder shall be in writing and shall be deemed to have been duly given as of the third (3rd) business day after mailing by United States first-class mail, return receipt requested, addressed as follows:

To the Class:
Bill Lann Lee
LEWIS, FEINBERG, LEE, RENAKER & JACKSON, P.C.
476 9th Street
Oakland, CA 94607

To Defendants:

Nancy L. Abell
    PAUL HASTINGS LLP
    515 South Flower Street, 25th Floor
    Los Angeles, CA 90071
XXII.
CONSTRUCTION
92.    The Parties agree that the terms and conditions of this Settlement Agreement are the result of lengthy, intensive, arm’s-length negotiations between the Parties, and that this Settlement Agreement shall not be construed in

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favor of or against any Party by reason of the extent to which any Party or his, her, or its Counsel participated in its drafting.
XXIII.
CAPTIONS AND INTERPRETATIONS
93.    Paragraph titles or captions contained in this Settlement Agreement are a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Settlement Agreement or any provision.
XXIV.
MODIFICATION
94.    This Settlement Agreement may not be changed, altered, or modified, except in writing and signed by the Parties, and approved by the Court. This Settlement Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the Parties.
XXV.
INTEGRATION CLAUSE
95.    This Settlement Agreement contains the entire agreement between the Parties relating to the resolution of the Action. All prior or

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contemporaneous agreements, understandings, representations, and statements, whether oral or written and whether by a Party or such Party’s legal counsel, are merged in this Settlement Agreement. No rights under this Settlement Agreement may be waived except in writing.
XXVI.
BINDING ON ASSIGNS
96.    This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, trustees, executors, administrators, successors, and assigns.
XXVII.
CLASS COUNSEL SIGNATORIES
97.    It is agreed that because the members of the Class are so numerous, it is impossible or impractical to have each Class Member execute this Settlement Agreement. The Notice, Exhibit “1,” shall advise all Class Members of the binding nature of the release. Excepting only the Class Members who timely submit an Exclusion Form, this Settlement Agreement shall have the same force and effect as if it were executed by each Class Member.

CASE NO. SACV 12-01138 AG (ANx)	70	SETTLEMENT AGREEMENT AND JOINT STIPULATION

XXVIII.
COUNTERPARTS
98.    This Settlement Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Settlement Agreement, which shall be binding upon and effective as to all Parties.
XXIX.
WAIVER OF APPEALS
99.    The Parties agree to waive all appeals from the Court’s final approval of this Settlement, unless the Court materially modifies the Settlement Agreement; provided, however, that Plaintiffs may appeal any reduction in the attorneys’ fee award. Any reduction in the award of attorney’s fees and costs will not, however, constitute a material modification of the Settlement Agreement and will not be grounds to void the Settlement.
XXX.
CLASS CERTIFICATION

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100.    The Parties agree that the stipulation for Class Certification is for settlement purposes only, and if for any reason the Settlement is not approved, the stipulation will be of no force or effect. The Parties agree that certification for settlement purposes under the lenient standard applied to settlements is in no way an admission that class certification is proper under the more stringent standard applied for litigation purposes, and that evidence of this limited stipulation for settlement purposes only will not be deemed admissible in this or any other proceeding.
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XXXI.
NO TAX ADVICE
101.    Neither Class Counsel nor Counsel for Defendants intend anything contained herein to constitute legal advice regarding the taxability of any amount paid hereunder, nor shall it be relied upon as such.
XXXII.
COMMUNICATIONS

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102.    If Counsel for any of the Parties receives an inquiry about the Settlement from the media, Counsel may respond only after the motion for preliminary approval has been filed and may only discuss the terms of the Settlement or information contained in documents filed in this case. If Wet Seal receives an inquiry about the Settlement from the media, its representative(s) may respond to the inquiry with information about its diversity and inclusion initiatives or by reference to the Preliminary Approval Motion and Settlement Agreement on file with the Court. Before the date on which the Parties file their motion for preliminary approval of the Settlement, the Parties and their Counsel shall not initiate any contact with Class Members about the Settlement, except that Class Counsel, if contacted by a Class Member, may respond that a settlement has been reached and that the details shall be communicated in a forthcoming Court-approved notice. This Paragraph does not apply to communications between Class Counsel and the Named Plaintiffs or other individuals with whom they have entered into a retention agreement.
XXXIII.
TERM OF SETTLEMENT AGREEMENT

103.    The Term of the Settlement Agreement shall be three (3) years from the date of Preliminary Approval.

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XXXIV.
COURT’S RETENTION OF JURISDICTION

104.    The Settlement Agreement shall be entered as an order of the Court. The Court shall retain jurisdiction during the term of the Settlement Agreement to enforce its provisions and to resolve disputes under the Settlement Agreement.
XXXV.
NOTICE OF SATISFACTION OF JUDGMENT

105.    Class Counsel shall file with the Court a notice of satisfaction of judgment in a form acceptable to Defendants within ten (10) days after the last of the following occurs: Wet Seal deposits with the Claims Administrator the Maximum Payment required to fulfill its obligation under this Settlement Agreement and the Claims Administrator submits its final accounting to the parties reflecting that checks were issued and mailed to all Class Members who submitted timely and valid Claim Forms pursuant to this Settlement.
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CASE NO. SACV 12-01138 AG (ANx)	74	SETTLEMENT AGREEMENT AND JOINT STIPULATION

XXXVI.
NO ADMISSION OF LIABILITY
106.    Nothing contained in this Settlement shall be construed or deemed an admission of liability, culpability, negligence, or wrongdoing on the part of Defendants. All of the Parties entered into this Settlement Agreement with the intention to avoid further disputes and litigation, and the attendant inconvenience and expense. This Settlement Agreement shall be inadmissible in evidence in any proceeding, except an action or proceeding to approve, interpret, or enforce its terms.

[Remainder of page intentionally left blank.]

CASE NO. SACV 12-01138 AG (ANx)	75	SETTLEMENT AGREEMENT AND JOINT STIPULATION

DATED: May 8, 2013	EXECUTED BY PLAINTIFFS AND CLASS REPRESENTATIVES: By: NICOLE COGDELL By: KAI HAWKINS By: MYRIAM SAINT-HILAIRE By: MICHELLE GUIDER EXECUTED ON BEHALF OF DEFENDANTS:

CASE NO. SACV 12-01138 AG (ANx)	76	SETTLEMENT AGREEMENT AND JOINT STIPULATION

DATED: May 8, 2013

By:
STEVEN H. BENRUBI
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF THE WET SEAL, INC., who is authorized to sign on behalf of THE WET SEAL, INC., THE WET SEAL RETAIL, INC., WET SEAL GC, INC., AND WET SEAL GC, LLC

CASE NO. SACV 12-01138 AG (ANx)	77	SETTLEMENT AGREEMENT AND JOINT STIPULATION

DATED: May 8, 2013

BILL LANN LEE
JULIE WILENSKY
SHIRA WAKSCHLAG
LEWIS, FEINBERG, LEE,
RENAKER & JACKSON, P.C.

By:
BILL LANN LEE

ELISE C. BODDIE
RENIKA C. MOORE
RIA TABACCO MAR
NAACP LEGAL DEFENSE AND EDUCATIONAL FUND, INC.

By:
RENIKA C. MOORE

NANCY C. DEMIS
SUSAN R. FIORENTINO
GALLAGHER SCHOENFELD SURKIN CHUPEIN AND DEMIS P.C.

By:
NANCY C. DEMIS

Attorneys for Plaintiffs
NICOLE COGDELL, KAI HAWKINS, MYRIAM SAINT-HILAIRE, MICHELLE GUIDER, AND THE PROPOSED CLASS

CASE NO. SACV 12-01138 AG (ANx)	78	SETTLEMENT AGREEMENT AND JOINT STIPULATION

DATED: May 8, 2013

NANCY L. ABELL
JAMES P. CARTER
LISA M. PAEZ
HILLARY J. BACA
PAUL HASTINGS LLP

By:
NANCY L. ABELL
Attorneys for Defendants
THE WET SEAL, INC., THE WET SEAL RETAIL, INC., WET SEAL GC, INC., AND WET SEAL GC, LLC

CASE NO. SACV 12-01138 AG (ANx)	79	SETTLEMENT AGREEMENT AND JOINT STIPULATION

EXHIBIT 1

IN THE UNITED STATES DISTRICT COURT

FOR THE CENTRAL DISTRICT OF CALIFORNIA

____________________________________
)
NICOLE COGDELL, et al.,            )
)    Case No. SACV 12-01138 AG (ANx)
Plaintiffs,        )
)    Honorable Andrew J. Guilford
v.                )
)
THE WET SEAL, INC., et al.,        )
)
Defendants.        )
____________________________________)

NOTICE OF PROPOSED SETTLEMENT OF EMPLOYMENT DISCRIMINATION CLASS ACTION

TO:
All African-American and/or Black persons who worked in Wet Seal and Arden B. stores as Store Assistant Managers, Co-Managers, Acting Store Managers, and Store Managers at any time from May 8, 2008 to [DATE], 2013.

A FEDERAL COURT HAS AUTHORIZED THIS NOTICE. PLEASE READ IT CAREFULLY. IT CONTAINS IMPORTANT INFORMATION THAT MIGHT AFFECT YOUR LEGAL RIGHTS. THIS IS NOT A SOLICITATION FROM A LAWYER. YOU HAVE NOT BEEN SUED.

NOTICE SUMMARY

The Court has preliminarily approved a proposed Settlement of an employment discrimination class action lawsuit against The Wet Seal, Inc. (“Wet Seal” or “Defendants”). The Class consists of all African-American and/or Black persons who worked as store management employees (Store Assistant Managers, Co-Managers, Acting Store Managers, and Store Managers) at Wet Seal and Arden B. stores at any time from May 8, 2008 to [DATE], 2013. What the Settlement will provide if approved by the court is summarized in this Notice.

What is the Lawsuit about?

Four Named Plaintiffs brought this class action lawsuit on behalf of themselves and a class of similarly situated current and former Wet Seal employees, alleging that Wet Seal discriminated against African-American store management employees. The Named Plaintiffs are Nicole Cogdell, Kai Hawkins, Myriam Saint-Hilaire, and Michelle Guider; they are all African Americans who worked as store management employees at Wet Seal or Arden B. stores. The Plaintiffs claim that Wet Seal had a policy and practice of discriminating against African-American store management employees who worked at Wet Seal and Arden B. stores, in violation of 42 U.S.C. § 1981 and Title VII of the Civil Rights Act of 1964. They allege that a policy of discrimination was adopted by the then-senior executives of the company, and resulted in targeting of African-American employees for demotion or termination, creation of a hostile work environment and denial of pay and promotions for African Americans because of their race and/or color.

Why did I get this Notice package?

Wet Seal's records indicate that you may be African American and/or Black and worked as a store management employee (Store Assistant Manager, Co-Manager, Acting Store Manager, or Store Manager) in a Wet Seal or Arden B. store at some time from May 8, 2008 to [DATE], 2013.

The Court approved this Notice to be sent to you because, if you fall within that group, you have a right to know about the Settlement and about all of your options before the Court decides whether to approve the Settlement. You can decide to object to the Settlement, or to object to the award of attorneys' fees and costs, or to “opt out” of the Settlement entirely in order to bring your own case. If the Court approves the Settlement, and after any appeals are resolved, the settlement will be implemented. This Notice package describes the lawsuit, the Settlement, your legal rights, what monetary relief is available, who is eligible for such relief, and how to get it.

What is the Proposed Settlement?

The Settlement provides injunctive relief and money damages. Wet Seal, through its new Chief Executive Officer and new Board of Directors, has collaborated on this mutually beneficial settlement as a reflection of its commitment to diversity and inclusion. Injunctive relief means that Wet Seal's commitment to changes and enhancements to its policies and practices ensure that its policy of equal employment opportunity is available to all and that African-American and other store management employees are not discriminated against on the basis of race and/or color. These include: creating and implementing new job selection criteria and procedures for store management and district director positions, posting store management and district director positions, providing all employees with regular non-discrimination training, partnering with organizations dedicated to the advancement and well-being of African Americans and other groups, and implementing a new Human Resources field compliance team. Wet Seal has implemented many of these actions during 2013. The Diversity and Inclusion Council that it formed and commits to continue is expected to play an important role in Wet Seal's diversity initiatives. Wet Seal will designate an officer to monitor and ensure proper implementation of the Settlement, will maintain records relating to the terms of the Settlement, and will provide semi-annual Progress Reports to Class Counsel for three years.

The Settlement also provides that Wet Seal will pay monetary relief totaling $7,500,000. A total of approximately $5,580,000 will be divided among eligible Class Members who file claims with the Claims Administrator and whose claims are approved. Subject to Court approval, the costs of administering the distribution of monetary awards to Class Members and attorneys' fees and costs for the prosecution of the case will be paid out of the remainder.

What happens next?

The Court has scheduled a hearing on final approval of the Settlement and on the motion for attorneys' fees and expenses. The hearing, before United States District Judge Andrew J. Guilford, has been scheduled for November 18, 2013, at 10:00 AM, at the United States District Court for the Central District of California, 411 West Fourth Street, Room 1053, Santa Ana, CA 92701-4516, in Courtroom 10D, or in the courtroom then occupied by Judge Guilford.

Any objections to the Settlement or to the motion for attorneys' fees and costs must be sent in writing to the Court, Class Counsel, and Wet Seal's Counsel. Section V of the Notice describes how to object.

How do I find out more about the Settlement?

Additional information regarding the Settlement, including the full Settlement Agreement and Joint Stipulation (the “Settlement”), briefs filed regarding the Settlement, and the Class Counsel's motion for attorneys' fees and costs, is available at Class Counsel's website: www.lewisfeinberg.com and the case website: http://wetsealdiscrimination.com.

Further information may be obtained by contacting Class Counsel at (866) 276-5221.

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY.
IF YOU ARE A MEMBER OF THE CLASS TO WHOM THIS NOTICE IS ADDRESSED, THE SETTLEMENT WILL AFFECT YOUR RIGHTS.

IF YOU ARE IN FAVOR OF THE SETTLEMENT AND SEEK COMPENSATION, YOU MUST SUBMIT A CLAIM FORM. IF YOU ARE NOT IN FAVOR OF THE SETTLEMENT, YOU MAY OBJECT TO AND/OR OPT OUT OF THE SETTLEMENT.

Your Legal Rights and Options in the Settlement:
You Can Submit a Claim Form (must be postmarked by October 8, 2013)	If you wish to recover monetary damages, you must fill out, sign, and submit a claim form (included with this Notice) to the Claims Administrator.
You Can Object (must be postmarked by August 25, 2013)
If you wish to object to any part of the Settlement, you may write to the Court, Class Counsel, and Defendants' Counsel about why the Settlement should not be approved. If you object, you can still submit a Claim Form.

Objections are discussed further below.

You Can Opt Out (must be postmarked by August 25, 2013)
If you wish to opt out of the monetary relief provisions of the Settlement in order to bring your own case, you must fill out, sign, and submit an opt-out statement to the Claims Administrator. If you opt out, you cannot submit a Claim Form.

You Can Rescind Your Opt Out (must be postmarked by October 8, 2013)
If you change your mind about opting out of the monetary relief provisions of the Settlement, you must fill out, sign, and submit a Rescission statement to the Claims Administrator. If you rescind your opt out, you can submit a Claim Form

You Can Attend the Final Approval Hearing for the Court to Decide Whether to Approve the Settlement (to be held on November 18, 2013 at 10:00 AM)
If you have submitted a written objection to the Settlement to the Court, Class Counsel, and Wet Seal's Counsel, you may (but do not have to) attend the Final Approval Hearing at which the Court will decide whether to approve the Settlement and present your objections to the Court. You may attend the Final Approval Hearing even if you do not file a written objection, but you will only be allowed to speak at the hearing if you file written comments in advance, except by leave of the Court.

These rights and options-and the deadlines to exercise them-are explained in this Notice.

•
The Court in charge of this case still has to decide whether to approve the Settlement. Payments will be made only if the Court approves the Settlement, unless someone appeals the approval order. If that happens, payment will only be made if the appellate court approves the Settlement.

•	Further information regarding the lawsuit and this Notice may be obtained by contacting Class Counsel at the number listed above.

•
Additional information regarding the Settlement, including the briefs filed regarding the Settlement and the motions for attorneys' fees and costs, is available at Class Counsel's website: www.lewisfeinberg.com and the case website: http://wetsealdiscrimination.com.

TABLE OF CONTENTS

I.	INTRODUCTION 1

1.	Potential Outcome of the Action 1

2.	Attorneys' Fees and Costs Sought in the Action 2

II.	INJUNCTIVE RELIEF - HOW WILL WET SEAL CHANGE? 2

3.	What injunctive relief does the Settlement provide? 2

4.	Can I get out of the injunctive relief provisions of the settlement? 3

III.	MONETARY RELIEF - WHAT YOU GET 3

5.	What monetary relief does the Settlement provide? 3

6.	How much will my payment be? 4

7.	How can I get a payment? 6

8.	When would I get my payment? 6

9.	What happens if the Settlement is terminated? 6

10.	Can I get out of the monetary provisions of the Settlement? 7

IV.	THE LAWYERS REPRESENTING YOU 8

11.	Do I have a lawyer in the case? 8

12.	How will the lawyers be paid? 8

V.	OBJECTING TO THE SETTLEMENT 8

13.	How do I tell the Court that I don't like the Settlement? 8

VI.	THE COURT'S FINAL APPROVAL HEARING 9

14.	When and where will the Court decide whether to approve the Settlement? 9

15.	Do I have to come to the hearing? 9

16.	May I speak at the hearing? 10

VII.	IF YOU DO NOTHING 10

17.	What happens if I do nothing at all? 10

VIII.	GETTING MORE INFORMATION 10

18.	Are there more details about the Settlement? 10

19.	How do I get more information? 10

I.	INTRODUCTION

In this lawsuit (the “Action”), Plaintiffs allege that Wet Seal engaged in a policy and practice of discriminating against African-American store management employees (Store Assistant Managers, Co-Managers, Acting Store Managers, and Store Managers) at Wet Seal and Arden B. stores from May 8, 2008 to [DATE], 2013, in violation of 42 U.S.C. § 1981 and Title VII of the Civil Rights Act of 1964. The Plaintiffs allege that this policy was adopted by then-senior executives of the company and resulted in the targeting of African-American store management employees for termination because of their race and/or color. Plaintiffs also alleged African-American store managers were denied equal pay and promotions. Wet Seal disputes the allegations of the Complaint and has vigorously defended the Action. Copies of the Complaint and other documents filed in the Action are available online at www.lewisfeinberg.com and http://wetsealdiscrimination.com.

You are receiving this Notice because Wet Seal's records indicate that you may be a Class Member. As explained more fully below, as a Class Member, you will give up your right to bring your own lawsuit regarding claims that are or could have been alleged in this action unless you opt out of this case. If you opt out, however, you will not be able to receive any money from the Settlement in this case. Therefore it is very important that you carefully read this Notice. You cannot opt out of the injunctive relief provisions of this Settlement if it is approved by the Court.
The purpose of this Notice is to inform you of the injunctive and monetary relief provided in the Settlement; the claims procedure you need to follow to receive your award; the rights you are releasing by submitting a claim for a monetary award; your right to exclude yourself or “opt-out” from the damages portion of the Settlement; and your right to object to the Settlement.
The injunctive relief provided in the Settlement is intended to benefit Class Members and future African-American and Black employees of Wet Seal. Monetary relief is only available to those Class Members who submit claim forms and whom the Claims Administrator determines are eligible for an award of monetary relief. In order to benefit from the injunctive relief, you do not need to take any action.

1.	Potential Outcome of the Action

If the case is not settled, then the litigation against Wet Seal will continue. The possible result ranges from no relief at all to a judgment or verdict against Wet Seal, which could be more or less than the relief under the Settlement. Throughout this lawsuit, the Plaintiffs and Wet Seal have disagreed on both liability and damages, whether the case should proceed as a class action, and the appropriate injunctive and/or monetary relief.

Wet Seal has denied and continues to deny the claims and contentions alleged by the Plaintiffs, that they are liable at all to the Class, and that the Class has suffered any damages for which Wet Seal is be legally responsible. Nevertheless, Wet Seal has taken into account the desirability of resolving pending claims, along with the uncertainty and risks inherent in any litigation, and has concluded that it is desirable that the case be fully and finally settled on the terms and conditions set forth in the Settlement, particularly because the events at issue predate the arrival of Wet Seal's new Chief Executive Officer and Board of Directors and the injunctive relief aligns with the Company's current diversity initiatives.

The Plaintiffs and their attorneys, who are experienced in litigating employment discrimination class actions, believe that they have strong claims against Wet Seal. However, they recognize that there is uncertainty, delay, and risk in any litigation. In addition, they understand that even if they win the case, they could recover less than the Settlement amount or the scope of injunctive relief set forth in the Settlement, and that any recovery could be delayed for as much as several years. As a result, the Plaintiffs and their attorneys have concluded that it is desirable to settle the case on the terms set forth in the Settlement.

2.	Attorneys' Fees and Costs Sought in the Action

Wet Seal will not oppose Class Counsel's application for attorneys' fees and costs of up to $1,800,000. This includes all fees and costs for the investigation, preparation, litigation, and settlement of this Action, including future monitoring of the Settlement. Class Counsel will file with the Court an application for attorneys' fees and costs no later than July 10, 2013. The application will be posted on the website established by the Claims Administrator so that Class Members can timely object if they wish.

II.	INJUNCTIVE RELIEF - HOW WILL WET SEAL CHANGE?

3.	What injunctive relief does the Settlement provide?

As part of the Settlement, Wet Seal will make certain changes to its employment practices to enhance equal employment opportunity at Wet Seal. Wet Seal will use best efforts to implement the relief described below as soon as reasonably possible. The Court will enforce the provisions of the Settlement for the Term of the Settlement, which is three years.

The summary below does not include all of the changes that the Settlement will require Wet Seal to make. The full version of the Settlement is available at Class Counsel's website: www.lewisfeinberg.com and the case website: http://wetsealdiscrimination.com.

Among the key changes that Wet Seal has agreed to make or continue as part of the Settlement are the following:

•	Post store management and District Director openings and track applications to ensure diversity in applications and hiring;

•	Expand Wet Seal's human resources department and enhance its internal complaint process to effectively investigate complaints of discrimination;

•	Retain and work with experts to develop updated job-related hiring, promotion, and compensation policies and practices;

•	Retain and work with experts to develop performance evaluation tools for store management employees;

•	Ensure that marketing materials include African Americans, of various skin tones, to reflect diversity in its marketing materials; and

•	Maintain a Diversity and Inclusion Council made up of a diverse group of current employees that will advise the company on topics including equal employment in recruiting, hiring, and compensation.

4.	Can I get out of the injunctive relief provisions of the settlement?

No. You may not “opt out” of the injunctive relief provisions of the Settlement if it is approved by the Court. This means that a Class Member cannot bring a separate class action for injunctive relief, but could bring a claim for individual injunctive relief, such as reinstatement for wrongful termination. However, you may opt out of the monetary relief provisions of the Settlement, as described in Section III below.

III.	MONETARY RELIEF - WHAT YOU GET

5.	What monetary relief does the Settlement provide?

The Settlement provides a total of $7,500,000 for monetary relief that the Court will distribute for three purposes: damages awards for Class Members who file claims and whose claims are approved; money paid to the Claims Administrator to give Notice to the Class and for administering the claims process; and an award of fees and costs to Class Counsel. The amount of damages for the Class will be at least $5,580,000 and may be higher. The Claims Administrator has estimated that the cost of administration should not exceed $120,000. The parties have agreed that attorneys' fees and costs should not exceed $1,800,000.

Class Members who do not opt out of the monetary provisions of the Settlement will be bound by those provisions and will release their rights to independently bring their own lawsuits for damages pertaining to the claims in this Action against Wet Seal. As a result, any Class Member who does not opt out will be barred from seeking damages from (i) Wet Seal, (ii) its former and present parents, subsidiaries, and affiliates, and (iii) the current and former officers, directors, employees, partners, shareholders, agents, insurers, predecessors, successors, assigns, and legal representatives of all entities and individuals listed in (i) and (ii) for any of the claims released by this Settlement. The claims you will release are any and all claims that are asserted in or could have been asserted in Plaintiffs' First Amended Complaint, to the fullest extent permitted by law, during the period from May 8, 2008 through [DATE], 2013, including those related to: (i) allegations of discrimination and harassment against African-American and Black store management employees based on race and/or color with respect to compensation, selection, promotion, job assignments, demotion, discipline, actual and constructive termination, and other terms and conditions of employment; and/or (ii) allegations of retaliation against African-American and Black store management employees for opposition to discrimination or harassment based on race or color. The Released Claims include claims for damages and equitable relief of every nature, including but not limited to back pay, front pay, reinstatement, instatement, benefits, emotional distress, and other compensatory damages, damage to reputation, liquidated damages, penalties, interest, and punitive damages. The Released Claims may have arisen under 42 U.S.C. § 1981, Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000e et seq.), and all other federal, state and local laws.
If the Settlement is finally approved by the Court, the releases described above will apply to all claims for racial discrimination arising from or attributable to any conduct of Wet Seal and other released parties listed above, whether known or unknown, and any and all rights granted to Class Members under Section 1542 of the California Civil Code or any analogous state or federal law or regulations, will be waived, if applicable. In addition, Class Members who do not opt out will release their damages claims against Wet Seal up until the date of the Settlement.

6.	How much will my payment be?

All Class Members may file a claim for a monetary award. The Claims Administrator will review and verify the information that you provide, and will determine whether you are eligible for a monetary award and how much you will receive. You are not responsible for calculating the amount you may be entitled to receive under the Settlement. This calculation will be made as part of the implementation of the Settlement.

Monetary awards for eligible claimants will be paid from three funds: (1) a $1,000,000 Pay Fund for settlement of pay claims, (2) a $1,000,000 Promotion Fund for settlement of promotion claims (including claims of discriminatory job assignments), and (3) a $3,580,000 Termination/Demotion/Retaliation/Hostile Work Environment/Emotional Distress Fund for settlement of claims of discriminatory termination, demotion, or discipline (resulting in loss of pay) based upon race or color; harassment or hostile work environment based upon race or color; retaliation for complaining of race or color discrimination or harassment/hostile work environment; and emotional distress and damage to reputation resulting from the foregoing.

Up to $1.25 million from the Promotion and Pay Funds will be allocated among all eligible Class Members based on the amount of time each Class Member worked in each Covered Position (Store Assistant Manager, Co-Manager, and Acting Store Manager/Store Manager) during the class period.  Up to $500,000 from the Terminations/Other Fund will be allocated among all Class Members who were involuntarily terminated from Covered Positions during the class period.

The remaining amount, of up to $3.83 million, will be distributed from all three Funds according to the criteria described in the Claim Form and with further information and documentary support from Class Members. In allocating these remaining funds, the Claims Administrator will specifically consider the following:

(1)
Pay Fund: (i) length of service as a retail manager at Wet Seal; (ii) the Class Member's communications with Class Counsel prior to May 8, 2013 concerning claims of discrimination based on race or color in compensation; and (iii) the Class Member's complaints or claims of discrimination based on race or color in compensation submitted to the EEOC or state agencies prior to May 8, 2013.

(2)
Promotion Fund: (i) length of service with Wet Seal up to a maximum of ten years; (ii) length of service as a manager in each Covered Position at Wet Seal; (iii) length of service as a manager at other employers up to a maximum of five years; (iv) evidence of expressions of interest in promotion made to a supervisor regarding Co-Manager, Acting Store Manager, Store Manager, or District Director positions; (v) communications with Class Counsel prior to May 8, 2013 concerning claims of discrimination against the Class Member based on race or color in promotions or job assignment; (vi) complaints or claims of discrimination against the Class Member based on race or color in job assignments in the Covered Positions, or promotion to Co-Manager, Acting Store Manager, Store Manager, or District Director submitted to the EEOC or state agencies prior to May 8, 2013; and (vii) the facts and documentary evidence submitted to demonstrate discrimination against the Class Member based on race or color with respect to job assignment in the Covered Positions or promotion to Co-Manager, Acting Store Manager, Store Manager or District Director.

(3)	Terminations/Other Fund: (i) length of service with Wet Seal; (ii) length of service as a manager at Wet Seal; (iii) facts and documentary evidence that the

Class Member was subject to discrimination based on race or color in termination, demotion, or discipline (resulting in loss of pay), or was subject to harassment/hostile work environment based on race or color; (iv) facts and documentary evidence that the Class Member was subject to retaliation for opposing discrimination based on race or color; (v) communications by the Class Member with Class Counsel prior to May 8, 2013 concerning claims of discrimination based on race or color in termination, demotion, or discipline resulting in loss of pay, harassment/hostile work environment based on race or color, or retaliation for opposing discrimination based on race or color; (v) complaints or claims that the Class Member submitted to the EEOC or state agencies prior to May 8, 2013 that he or she was subject to discrimination based on race or color in termination, demotion, or discipline (resulting in loss of pay), harassment or hostile work environment based on race or color, or retaliation for opposing discrimination based on race or color; (vi) Class Member's knowledge that he or she was targeted for termination, demotion or discipline (resulting in loss of pay) because of race or color; (vii) emotional distress; (viii) damage to the Class Member's reputation because the Class Member made complaints of discrimination, harassment, termination, or hostile work environment based on race or color, or was retaliated against for opposing discrimination based on race or color; (ix) a period of unemployment during which the Class Member was making reasonable efforts to find other employment and the length of that period; and (x) a finding by the EEOC or state agency that a violation of Title VII or state antidiscrimination law occurred with respect to the Class Member.

The Court has approved the following process for the Claims Administrator to determine who is eligible to receive a monetary award. In order to be eligible to receive money from the Settlement, each Claimant must satisfy all of the prerequisites set forth in the attached claim form. In summary, these are as follows:

1)
Sign and submit a claim form verifying that you are African American and/or Black and have worked at a Wet Seal or Arden B. store as a store management employee at some point between May 8, 2008 and [DATE], 2013;

2)	Return a completed claim form no later than October 8, 2013; and

3)	Cooperate with the efforts of the Administrator to process and verify the claim.

If the Court approves the Settlement, the Claims Administrator-not the Court and not the Parties or Class Counsel-has the final authority to determine eligible claims and the amounts, in accordance with the terms of the Settlement that the parties have proposed to the Court for approval. The Claims Administrator may require additional documentation in support of your claim.

Monetary awards obtained from this Lawsuit are subject to taxation and may impact eligibility for various government benefits, such as Supplemental Security Income, and/or other government-sponsored benefits. You may also be required to report your receipt of settlement funds to government agencies. If you receive government benefits you are strongly advised to consult an independent tax advisor or your local legal aid office, in order to obtain advice.

If you have questions regarding the Settlement, please contact Class Counsel at the number listed above.

7.	How can I get a payment?

A Class Member who wishes to recover must complete and timely submit a signed claim form to the Claims Administrator at the address provided on the claim form. TO BE VALID, A
CLAIM FORM MUST BE POSTMARKED NO LATER THAN October 8, 2013. The claim form and instructions are enclosed with this Notice. All Claims will be subject to review by the Claims Administrator.

8.	When would I get my payment?

It is not possible to say precisely when payment will be made, because it depends on when the Court approves the Settlement and that approval becoming final and no longer subject to any appeals to any court. Once that happens, payment will be made to eligible Claimants as soon as possible after final approval has been obtained for the Settlement. If final approval is appealed, resolution of that appeal may take several years.

9.	What happens if the Settlement is terminated?

The Settlement may be terminated on several grounds, including if the Court does not approve the Settlement or if the Settlement does not become final. Should the Settlement be terminated, the Action will proceed as if the Settlement had not been entered into.

10.	Can I get out of the monetary provisions of the Settlement?

You may exclude yourself, or “opt out,” of the monetary provisions of the Settlement. To do so, you must file a written “opt out” statement with the Claims Administrator using the address:

Cogdell v. Wet Seal Claims Administrator
P.O. Box [#]
Tallahassee, FL 32302-[#]

Your “opt out” statement must be POSTMARKED AND MAILED to the Claims Administrator on or before August 25, 2013.

If you opt out of the monetary provisions of the Settlement: (1) you will have no right to file a claim or receive any monetary award under this Settlement; (2) you will not be bound by the monetary settlement in this Action; and (3) your right to bring a separate lawsuit against Wet Seal for damages or individual injunctive relief will not be affected. However, if you opt out of the monetary relief in this Action and bring a separate lawsuit or other legal proceeding, you may lose your case and receive nothing, your claims may be time-barred, it may take several years to obtain any money, or you may obtain less money than you will receive under this Settlement.

To opt out of the monetary provisions of the Settlement, you must submit your full name, address and a signed and dated copy of the following opt-out statement:

I understand that I am requesting to be excluded from the class monetary settlement and that I shall receive no money from the Settlement Fund created under the Settlement Agreement entered into by Wet Seal. I understand that if I am excluded from the class monetary settlement, I may bring a separate legal action seeking damages, but may receive nothing or less than what I would have received if I had filed a Claim under the class monetary settlement procedure in this Action. I also understand that I may not seek exclusion from the class for injunctive relief and that I am bound by the injunctive provisions of the Settlement Agreement entered into by Wet Seal.

If you file a request to “opt out” of the monetary award provisions of the Settlement, you may later withdraw that request. To do so, you must submit a Rescission to the Claims Administrator at the address above no later than October 8, 2013, and must file the claim form provided with this Notice. The Statement of Rescission must be signed and dated and at a minimum contain the following language:

I previously submitted an Exclusion Statement seeking exclusion from the class monetary settlement. I have reconsidered and wish to withdraw my Exclusion Statement. I understand that by rescinding my Exclusion Statement, I may be eligible to receive an award from the Settlement Fund and may not bring a separate legal action against Wet Seal seeking damages.

Please remember that if you submit a Rescission, you must complete the claim form provided with this Notice in order to obtain money under the Settlement.

IV.	THE LAWYERS REPRESENTING YOU

11.	Do I have a lawyer in the case?

The Court has appointed the law firms of Lewis, Feinberg, Lee, Renaker & Jackson, P.C., NAACP Legal Defense and Educational Fund, Inc., and Gallagher, Schoenfeld, Surkin, Chupein, & DeMis, P.C. as Class Counsel for the Class in the Action. You will not be charged any fees by these lawyers. The Court will determine whether and how much an award of attorneys' fees and costs will be paid to Class Counsel. If you want to be represented by your own lawyer, you may hire one at your own expense.

12.	How will the lawyers be paid?

Class Counsel will file or have filed a motion for an award of attorneys' fees and costs. This motion will be available for your review on Class Counsel's website: www.lewisfeinberg.com or the case website at: http://wetsealdiscrimination.com, and will be considered at the Final Approval Hearing. You can object to the award in a written objection. As previously described, Class Counsel's fees and costs will not exceed $1,800,000. If the Court awards less than this amount to Class Counsel, the remainder will be distributed to eligible

Claimants. The Court will examine the application of Class Counsel and determine the amount to award.

V.	OBJECTING TO THE SETTLEMENT

13.	How do I tell the Court that I don't like the Settlement?

If you are a Class Member, you can object to the Settlement if you do not like any part of it. You can give reasons why you think the Court should not approve it. To object, you must send a letter or other written statement saying that you object to the Settlement in Cogdell, et al. v. The Wet Seal, Inc., et al., No. SACV 12-01138 AG. Be sure to include your name, address, telephone number, signature, and a full explanation of all reasons you object to the Settlement.
Copies of your written objection must be sent to Class Counsel and Wet Seal's Counsel at the following addresses, in an envelope labeled on its face “Cogdell v. The Wet Seal, Inc. Objection,” and must be postmarked no later than August 25, 2013.

Class Counsel:

Bill Lann Lee
Lewis, Feinberg, Lee,    Renaker, & Jackson, P.C.
476 9th Street
Oakland, CA 94607

Defendants' Counsel:

Nancy Abell
Paul Hastings LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071

You must also send your objection to the Clerk of the United States District Court for the Central District of California, 411 West Fourth Street, Room 1053, Santa Ana, CA 92701-4516.

VI.	THE COURT'S FINAL APPROVAL HEARING

14.	When and where will the Court decide whether to approve the Settlement?

The Court will hold the Final Approval Hearing at 10:00 AM on November 18, 2013, at the United States District Court for the Central District of California, 411 West Fourth Street, Room 1053, Santa Ana, CA 92701-4516 in Courtroom 10D, or in the courtroom then occupied by Judge Guilford. At the hearing, the Judge will consider whether the Settlement is fair, adequate, and reasonable. If there are objections, the Judge will consider them. After the Final Approval Hearing, the Judge will decide whether to approve the Settlement. The Judge will also rule on the motions for attorneys' fees and costs. We do not know how long after the Final Approval Hearing the Court will issue its decisions.

15.	Do I have to come to the hearing?

No. Class Counsel will answer any questions Judge Guilford may have. But you are welcome to come at your own expense. If you send an objection, you do not have to come to Court to talk about it. As long as you mail your written objection on time, the Judge can consider it when deciding whether to approve the Settlement as fair, adequate, and reasonable. You also may have your own lawyer, retained at your expense, attend the Final Approval Hearing.

16.	May I speak at the hearing?

If you are a Class Member, you may ask the Court for permission to speak at the Final Approval Hearing when you send in your objection, by including the words “Notice of Intention to Appear” on your objection. Be sure to include your name, address, telephone number, and your signature. Your Notice of Intention to Appear must be sent to Class Counsel and Wet Seal's Counsel and filed with the Clerk of the Court at the addresses listed in Section V, postmarked no later than August 25, 2013.

VII.	IF YOU DO NOTHING

17.	What happens if I do nothing at all?

The Settlement, if finally approved by the Court, will bind Wet Seal and all Class Members with respect to injunctive relief. You will not recover monetary damages if you do not submit a claim form, and you will waive your right to bring an independent lawsuit on the claims related to this Action.

VIII.	GETTING MORE INFORMATION

18.	Are there more details about the Settlement?

This Notice summarizes the Settlement. The complete Settlement is set forth in the written Settlement Agreement. You may obtain a copy of the Settlement Agreement by contacting Class Counsel. Copies of the Settlement Agreement, as well as Class Counsel's motion for attorneys' fees and costs, the motion seeking preliminary approval of the Settlement, and the Preliminary Approval Order, may be obtained online at www.lewisfeinberg.com or http://wetsealdiscrimination.com. The Settlement Agreement also was filed with the Clerk of the United States District Court for the Central District of California and may be reviewed at the Clerk's office.

19.	How do I get more information?

You can contact Class Counsel at (866) 276-5221. You also may visit www.lewisfeinberg.com or http://wetsealdiscrimination.com for more information regarding the Settlement.

Claim # [UNIQUE]

EXHIBIT 2

Cogdell v. The Wet Seal, Inc.

CLAIM FORM
This Claim Form has four parts: Parts A, B, C, and D.  These parts are explained below.

All Class Members will receive a payment if they fill out Parts A and D of this Form below, Questions 1-12 and the Certification on the last page.  The Baseline Pay Awards and Baseline Promotion Awards are based on the number of weeks worked by a Class Member in each Covered Position from May 8, 2008 to [DATE], 2013.  In addition, Class Members who were involuntarily terminated while working in a Covered Position at any point from May 8, 2008 to [DATE], 2013 will receive a Baseline Termination Award.

Class Members can receive additional amounts of money if they are eligible under Parts B and C of this Form, Questions 13-84 below.  In order to be considered for these additional amounts of money, a Class Member must fill out Parts B and C and provide additional information about his or her claims.
INSTRUCTIONS
IMPORTANT: Your Claim Form MUST be returned to the Claims Administrator POSTMARKED by October 8, 2013. Please use the enclosed self-addressed envelope to return your completed Claim Form. All Class Members whose Wet Seal employment is confirmed and who submit this Claim Form will receive a monetary award.

INSTRUCTIONS

A.	It is important to read and follow these instructions carefully. Failure to follow these instructions may result in your losing benefits to which you might otherwise be entitled.

B.
You are eligible to file a claim in this case if 1) you are African American and/or Black; 2) you worked as a Store Assistant Manager, Co-Manager, Acting Store Manager, and/or Store Manager (these positions are collectively referred to as “Covered Positions” in this Claim Form) in a Wet Seal or Arden B. Store at any time from May 8, 2008 to [DATE], 2013; and 3) you have not previously signed a general release of claims against Wet Seal that releases claims of race discrimination. Please note that an arbitration agreement is not a general release of claims against Wet Seal.

C.
Aside from Part B, you should only answer the questions on this Claim Form about events 1) that occurred between May 8, 2008 and [DATE], 2013; and 2) that occurred while you were working as a Store Assistant Manager, Co-Manager, Acting Store Manager, and/or Store Manager (i.e., in a Covered Position) in a Wet Seal or Arden B. Store

D.	You may use additional paper to answer these questions, if necessary. If you do so, write your name and Social Security number on each additional page.

E.	Any documents you provide to the Claims Administrator will not be returned to you. Please make copies of anything you send to the Claims Administrator.

F.
You must sign and date the Claim Form on page 14. If you are under 18 years of age, your parent or legal guardian must also sign your Claim Form. If you cannot sign your name due to a disability or incapacity, the Claim Form may be signed by your designated representative. If a Class Member has died, the executor of the estate or authorized representative may complete and sign the Claim Form.

G.
By signing your Claim Form at the end of Part D, you are declaring under penalty of perjury that the information on the Claim Form and any attachments is true and correct, and that you are African American and/or Black. You can be subject to criminal penalties for submitting any false information on your Claim Form.

H.	Only claims submitted on an original, non-photocopied Claim Form will be accepted. If your Claim Form is damaged, you may contact the Claims Administrator for a new form.

I.	If you do not return this Claim Form postmarked by October 8, 2013, your claim will be rejected and you will lose all rights to receive any money from this settlement. You must mail the Claim Form to:

Cogdell v. The Wet Seal, Inc. Claims Administrator P.O. Box [#] Tallahassee, FL 32302-[#]

J.
To ensure that you have a record of your claim and date of mailing, we suggest that you keep a copy of your signed Claim Form and mail the original Claim Form by certified mail, and keep a copy of the receipt. (Certified mail is suggested, but not required.)

K.
The Claims Administrator is responsible for determining whether your Claim Form is complete. You may be asked to provide additional information to support your claim. If the Claims Administrator asks for additional information, you will also be told how to send your response. If you fail to respond to the request for additional information within the specified time period, your claim may be denied.

L.
It is your responsibility to keep the Claims Administrator advised of any change in your address. If you do not keep the Claims Administrator advised of your current address, you might not get money to which you may be entitled. Any change of address should be reported in writing along with your complete name, signature, Social Security number, and former address to the Claims Administrator at the address above.

M.
For more information about the claims process that the Claims Administrator will use to distribute money from the three funds, please refer to the Claims Administrator's website at [WEBSITE], or call the Claims Administrator at [#].

N.
If you want additional information about the settlement, or have questions about these instructions, or about how to complete the Claim Form, please call the Claims Administrator at the number above. Do not call the Court or the Clerk of the Court.

Claim # [UNIQUE]

Part A-Personal Information

In order to be eligible for a monetary award, you must complete all of Part A (Questions 1-12), and sign and date the Claim Form in Part D. All other parts of this Claim Form are optional.

1.	________________________________________
Name (First, Middle, Last)

2.	_____________________________________________________________
Street Address                    Apartment Number

3.	_____________________________________________________________

City	State Zip Code

4.	__________________________________
Social Security Number (required)

5.	_____________________________________________________________
E-mail Address

6.	__________________________________ ________________________
Cell Phone Number                Best Time to Call

7.	__________________________________ ________________________
Work Phone Number                Best Time to Call

8.	__________________________________ ________________________
Home Phone Number                Best Time to Call

9.	_____________________________________________________________
Phone Number of Relative or Other Contact    (Optional)

10.	__________________________________
Date of Birth

11.	Please list any other name, such as a maiden or married name, that you used while employed at Wet Seal and the dates when you used each name:
_________________________________________    ________________________
Name                                Date Range
_________________________________________    ________________________
Name                                Date Range

12.	How do you identify your race, color, and/or ethnicity? Please check all that apply:
______    Black and/or African-American
______    Two or more races, one of which is Black and/or African-American

Part B-Employment History

EMPLOYMENT AT WET SEAL

13.
According to Wet Seal's records, you have held the following positions at Wet Seal since 2007. If you believe that any information is missing or incorrect, please correct it in the relevant box(es) below. For any corrections you submit to the dates below, please provide documentary proof that you held the position you claim during the dates you claim.

	Start Date	End Date	Wet Seal Store Location
Job Title
Job Title (2)
Job Title (3)
Job Title (4)
Job Title (5)

Please note, you are only eligible to receive a monetary award based on discrimination 1) that occurred between May 8, 2008 and [DATE], 2013; and 2) that occurred while you were working in a Covered Position in a Wet Seal or Arden B. Store. Your complete employment history at Wet Seal since 2007, regardless of the position in which you worked, is printed above for your reference.

14.
If you worked in a store management position (Store Assistant Manager, Co-Manager, Acting Store Manager, or Store Manager) at Wet Seal before 2007, please list the management positions you held and the dates that you held them to the best of your recollection:

_______________________________________________________________________
OTHER MANAGEMENT EXPERIENCE

15.	Did you work in a management position for a different employer before you worked at Wet Seal?
___ Yes ___ No     If your answer is “No,” continue to Part C.

16.	For the management position you held most recently before you worked at Wet Seal, please list the name of your employer:
________________________________________________________________________

17.	What was your job title?
________________________________________________________________________

18.	Please list the city and state where you worked:
________________________________________________________________________

19.	Please list the approximate dates of employment at that employer, to the best of your recollection:
________________________________________________________________________

20.	If you had additional management positions in the five years before you started working at Wet Seal, please answer Questions 16-19 for each position on separate sheets of paper.

Part C-Claims

All eligible Class Members will receive a Baseline Pay Award and a Baseline Promotion Award based on the number of weeks worked for Wet Seal or Arden B. between May 8, 2008 and [DATE], 2013 in a Covered Position. In addition, Class Members who were involuntarily terminated while working in a Covered Position during this time frame will be eligible to receive a Baseline Termination Award. It is not necessary to answer the questions below to receive these awards; you only have to complete Parts A and D.
If any of the questions below are applicable to you, please complete them as instructed. You might be eligible for an additional award based on some or all of your answers below. In addition, if you have evidence, such as emails or other documents, that support any of your claims below, please include copies of that evidence with your Claim Form. At the top of the document, please indicate your name, Social Security number, and the question number for which you are submitting the document.
ADDITIONAL PROMOTION CLAIMS
Interest in Promotion

21.
When you worked in a Covered Position, did you express interest to a supervisor in promotion to a Co-Manager, Acting Store Manager, Store Manager, District Director in Training, or District Director at any time from May 8, 2008 to [DATE], 2013, and not get that promotion?

_____Yes    ____No        If your answer is “No,” please go to Question 26.
If your answer is “Yes,” please complete Questions 22-25 below. If you expressed interest in promotion on multiple occasions, please answer Questions 22-25 for each occasion on a separate page.

22.	Please list the Wet Seal store where you worked at the time you expressed interest in promotion. Please be as specific as possible, and list the store number if you know it.
________________________________________________________________________

23.	Please list the name and title of the supervisor(s) to whom you expressed your interest in promotion.
________________________________________________________________________

24.	Please list the approximate date when you expressed interest in promotion, to the best of your recollection
________________________________________________________________________

25.	Please provide a brief description of what happened when you expressed interest in a promotion. Attach a separate page if necessary.
________________________________________________________________________

Discriminatory Denial of Promotion

26.
Do you believe that Wet Seal discriminatorily denied you a promotion to Co-Manager, Acting Store Manager, Store Manager, District Director in Training, or District Director because of your race or color when you worked in a Covered Position at any point from May 8, 2008 to [DATE], 2013?

___ Yes ___ No        If your answer is “No,” please go to Question 33.
If your answer is “Yes,” please answer Questions 27-31 below. If you believe that Wet Seal discriminatorily denied you a promotion on multiple occasions, please answer Questions 27-31 for each occasion on a separate page.

27.	Please list the Wet Seal store where you worked at the time you were discriminatorily denied a promotion. Please be as specific as possible, and list the store number if you know it.
________________________________________________________________________

28.	Please list the title and location of the position you sought.
________________________________________________________________________

29.	Please list the approximate date that you were denied the promotion, to the best of your recollection.
________________________________________________________________________

30.	Please state the name and race, if you know, of the person who received the promotion you sought.
________________________________________________________________________

31.	Please briefly describe why you think you were equally or more qualified than the person who got the promotion you sought. Attach a separate page if necessary.
________________________________________________________________________
Discrimination in Job Assignments

32.
Do you believe that Wet Seal discriminated against you in job assignments (such as assigning you to a store location that was less desirable to you or unfavorable job tasks), because of your race or color when you worked in a store management Position at any time from May 8, 2008 to [DATE], 2013?

____Yes ___ No        If your answer is “No,” please go to Question 34.
If your answer is “Yes,” please answer Question 33 below. If you believe that you were subjected to discrimination with respect to job assignments on multiple occasions, please answer Question 33 for each occasion on a separate page.

33.	Please briefly describe the basis for your belief that Wet Seal discriminated against you with respect to job assignments. Attach a separate page if necessary.
________________________________________________________________________

TERMINATION AND OTHER CLAIMS
Termination/Discipline

34.	Were you involuntarily terminated from a store management Position at Wet Seal at any time from May 8, 2008 to [DATE], 2013?
___ Yes    ___ No

35.
Do you believe that Wet Seal terminated you, demoted you, subjected you to discipline resulting in loss of pay, or made your working conditions so unbearable that you were forced to quit, because of your race or color when you worked in a store management Position at any time from May 8, 2008 to [DATE], 2013.

___ Yes    ___ No        If your answer is “No,” please go to Question 53.
If your answer was “Yes,” please answer Questions 36-52 below. If you were subjected to the adverse actions below on multiple occasions between May 8, 2008 and [DATE], 2013, please answer Questions 36-52 on separate sheets for each occasion.

36.
Please state the Wet Seal store where you worked at the time you were terminated, demoted, or subjected to discipline resulting in loss of pay. Please be as specific as possible, and list the store number if you know it.

________________________________________________________________________

37.	What adverse action(s) were you subjected to? Please check all that apply:

______	Termination (including making working conditions so unbearable that you were forced to quit)
______    Demotion
______    Discipline resulting in loss of pay
______    Other (please explain) ________________________________

38.	Please list the approximate date, to the best of your recollection, that you were terminated, demoted, or subjected to discipline resulting in loss of pay.
__________________________________________________________________

39.	Please briefly describe what happened.
__________________________________________________________________

40.	Did Wet Seal terminate you, demote you, or subject you to discipline resulting in a loss of pay for a policy violation?
___ Yes    ___ No        If your answer is “No,” continue to Question 47.

41.	If your answer to Question 40 is “Yes,” please state the policy.
__________________________________________________________________

42.	Do you believe that you violated the policy?
__________________________________________________________________

43.
If your answer to Question 40 is “Yes,” do you believe that other employees who are not African American or Black were not terminated, demoted, or disciplined (resulting in loss of pay) for violating the same policy?

___ Yes    ___ No        If your answer is “No,” continue to Question 45.

44.
Please explain in detail the basis for your belief, for example, the names of employees who were not terminated, demoted, or disciplined for violating the same policy, and the name(s) of any Wet Seal personnel whom you believe enforced the policy unfairly.

________________________________________________________________________

45.	Do you believe that Wet Seal targeted you for termination, demotion, or discipline resulting in loss of pay?
___ Yes    ___ No        If your answer is “No,” continue to Question 47.

46.	If your answer to Question 45 is “Yes,” please describe the basis for your belief (and attach copies of any documents in support):
________________________________________________________________________

47.
If Wet Seal terminated your employment or made your working conditions so unbearable that you quit, did you have a period of unemployment or reduced income immediately after your employment with Wet Seal ended?

___ Yes    ___ No        If your answer is “No,” continue to Question 53.

48.	If your answer to Question 47 is “Yes,” how long were you unemployed following the termination of your employment with Wet Seal?
________________________________________________________________________

49.	Following your termination, were you actively looking for work during the period you were unemployed?
___ Yes    ___ No

50.	If you got a job after your termination, did you earn more or less than you earned at Wet Seal? Please check one:
___ More    ___ Less

51.	If you earned less at your next job than you had been making at Wet Seal, how much less per hour were you making in your next job? Provide the name of your next employer and your next supervisor.
________________________________________________________________________

52.	Please provide any additional facts to support your claim of discrimination in termination, demotion and discipline resulting in loss of pay (use additional sheets if necessary).
________________________________________________________________________

Harassment/Hostile Work Environment

53.
Do you believe that Wet Seal subjected you to harassment and/or a hostile work environment (for example, offensive comments or conduct) because of your race or color when you worked in a Covered Position at any point from May 8, 2008 to [DATE], 2013.

___ Yes    ___ No        If your answer is “No,” please go to Question 59.
If your answer is “Yes,” complete Questions 54-58 below. If you were subjected to harassment and/or a hostile work environment based on race or color during multiple time periods during the Covered Time Frame, please answer Questions 54-58 on separate sheets for each time period.

54.
Please list the Wet Seal store(s) where you worked at the time you were subjected to harassment or a hostile work environment. Please be as specific as possible, and list the store number if you know it. ________________________________________________________________________

55.	Please describe the harassment and/or the actions that you believe created a hostile work environment for you.
________________________________________________________________________

56.	Please provide the dates of such actions, to the best of your recollection.
________________________________________________________________________

57.	Please list the names and titles of Wet Seal personnel who harassed you and/or whom you believe created the hostile work environment.
________________________________________________________________________

58.	Please briefly describe what happened. Attach additional pages if needed.
________________________________________________________________________
________________________________________________________________________
Retaliation

59.	Did you complain about discrimination, harassment or hostile work environment when you worked in a store management Position at any point from May 8, 2008 to [DATE], 2013?
___ Yes    ___ No        If you answered “No,” please go to Question 72.
If your answer is “Yes,” complete Questions 60-71 below. If you were subjected to retaliation on multiple occasions during the Covered Time Frame, please answer Questions 60-71 for each occasion on separate sheets.

60.	How did you complain about discrimination, harassment or hostile work environment based on race or color at Wet Seal? Please check all that apply:

Complained orally (in person or by phone) to an employee with the same job title as you
    Complained in writing to an employee with the same job title as you

Complained orally (in person or by phone) to someone at Wet Seal with a higher job title than you (a Store Management Employee with a higher title, District Director, Regional Director, or Loss Prevention personnel)

    Complained orally (in person or by phone) to Human Resources personnel

Complained in writing to someone at Wet Seal with a higher job title than you (a Store Management Employee with a higher title, District Director, Regional Director, or Loss Prevention personnel)
______    Filed a charge of discrimination, harassment or hostile work environment             with the EEOC or state agency
______    Other (please explain): __________________________________

61.	When did you make a complaint or complaints?
________________________________________________________________________

62.	Did you ever participate in an investigation about discrimination, harassment or hostile work environment while you were employed at Wet Seal?
___ Yes    ___ No        If your answer is “No,” continue to Question 64.

63.	If the answer to Question 62 is “Yes,” please describe, to the best of your recollection, the investigation, when it occurred, and what your participation involved:
________________________________________________________________________

64.
After you complained or participated in an investigation about discrimination, harassment or hostile work environment, did Wet Seal take any adverse employment actions against you, such as demotion or termination?

___ Yes    ___ No        If your answer is “No,” go to Question 72.

65.	What types of adverse employment action did Wet Seal take against you? Please check all that apply.

______	Discipline - including a Corrective Action Notice indicating Verbal Counsel/Warning, Written Warning, or Final Warning
______    Demotion
______    Reduction of hours/shifts
______    Decreasing your pay rate
______    Termination

66.	Please list the Wet Seal store(s) where you worked at the time you were subjected to the adverse action. Please be as specific as possible, and list the store number if you know it.
________________________________________________________________________

67.	Please list the approximate date(s) of the adverse action, to the best of your recollection.
________________________________________________________________________

68.	Please list the name(s) and title(s) of Wet Seal personnel whom you believe were responsible for the adverse action.
________________________________________________________________________

69.	Please briefly describe what happened. Attach additional pages if needed.
________________________________________________________________________

70.	Do you have any evidence that Wet Seal retaliated against you?
___ Yes    ___ No        If your answer is “No,” continue to Question 72.

71.	If you answer to Question 76 is “Yes,” please describe such evidence (and attach copies of any documents in support):
________________________________________________________________________
Emotional Distress or Physical Effects of Discriminatory Conduct

72.
Do you have or have you had any emotional, psychological, or physical effects or symptoms that you believe were a result of any of the discriminatory, harassing or retaliatory conduct that you listed in response to the Questions above?

___ Yes    ___ No     If your answer is “No,” please go to Question 74.
If your answer is “Yes,” complete Question 73 and its sub-parts.

73.
Please provide the following information regarding: emotional reaction, psychological effects, and/or physical effects that you believe resulted from any of the actions or conduct you listed in response to the Questions above.

i.	Describe what effects or symptoms you had or have:
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

ii.	Describe the discriminatory, harassing or retaliatory conduct that you believed caused the effects or symptoms that you have described.
____________________________________________________________
____________________________________________________________
____________________________________________________________

iii.
If you discussed any of the effects or symptoms listed above with any person (including family member, friend, co-worker, doctor, psychologist, or other person), please state the name and relationship to you, of each person with whom you discussed these symptoms or effects:

Name	Relationship

Damage to Reputation

74.
Have you experienced damage to your reputation that you believe was a result of your complaints of discrimination, harassment, or hostile work environment based on race or color, or retaliation for opposing such conduct based on race or color?

___ Yes    ___ No     If your answer is “No,” please go to Question 77.
If your answer is “Yes,” complete Questions 75-76 below.

75.	Please describe the damage to your reputation that you have experienced. Please be as specific as possible.
________________________________________________________________________

76.	When did you experience damage to your reputation?
________________________________________________________________________
EEOC AND AGENCY COMPLAINTS AGAINST WET SEAL

77.
Did you ever file a complaint or charge with the Equal Employment Opportunity Commission (EEOC) or a state fair employment agency before May 8, 2013 regarding claims of discrimination, harassment, or hostile work environment based on race or color, or retaliation based on opposing such conduct based on race or color at Wet Seal?

___ Yes    ___ No     If you answered “No,” please go to Question 81.
If the answer is “Yes,” complete Questions 78-80 below.

78.	Please state the date of the complaint or charge, to the best of your recollection, and the name of the agency where you filed the complaint or charge. Please attach a copy if you have one.
________________________________________________________________________

79.	In your complaint or charge with the EEOC or state fair employment agency, did you allege any of the following? Please check all that apply.

______	Discrimination based on race or color in promotion to Co-Manager, Store Manager, District Director in Training, and District Director

______    Discrimination based on race or color in pay

______	Discrimination based on race or color with regard to terminations, demotions, and discipline

______	Retaliation based on opposition to Wet Seal's discrimination, harassment or hostile work environment based on race or color

80.
Has the EEOC or a state fair employment agency issued a determination that Wet Seal violated federal or state law with respect to your claims of discrimination, harassment and/or hostile work environment based on race or color or your claims of retaliation?

___ Yes	___ No If the answer is yes, please attach a copy if you have one.
COMMUNICATIONS WITH CLASS COUNSEL

81.
Did you communicate with class counsel or anyone in their offices (listed in the Class Notice you received with this Claim Form), or provide information through the web site at http://wetsealdiscrimination.com before May 8, 2013 regarding any claims of discrimination based on race or color with respect to pay, promotions, terminations, demotions, and discipline (resulting in loss of pay); harassment or hostile work environment based on race or color; or retaliation for opposing such conduct based on race or color at Wet Seal?

___ Yes    ___ No         If the answer is “No,” please go to Part D.
If the answer is “Yes,” complete Questions 82-84 below.

82.	Please list the approximate date or dates, to the best of your recollection, when you communicated with Class Counsel or their staff.
________________________________________________________________________

83.	With whom did you communicate? List any names of attorneys, law firms, or staff, to the best of your recollection.
________________________________________________________________________

84.	Did you submit a website questionnaire through the website at http://wetsealdiscrimination.com?
___ Yes    ___ No

Part D-CERTIFICATION
You must sign and date your Claim Form below in order for your claim to be valid.
If you are under 18 years of age, your parent or legal guardian must also sign your Claim Form. If you cannot sign your name due to a disability or incapacity, the Claim Form may be signed by your designated representative. If a Class Member has died, the executor of the estate or authorized representative may complete and sign the Claim Form.

I, ________________________________, declare under penalty of perjury that the print name
information and facts I have stated in this Claim Form are true and accurate to the best of my personal knowledge. I understand that making a knowingly false statement may subject me to prosecution for perjury.

Date: __________________________        _________________________________
Signature of Claimant

For representatives of minors or disabled claimants and executors of estates:
I, ______________________, declare under penalty of perjury that the print name
information and facts I have stated in this Claim Form are true and accurate to the best of my personal knowledge. I understand that making a knowingly false statement may subject me to prosecution for perjury. I submit this claim in my capacity as (check one) ___parent of a minor claimant, ____representative of a disabled or deceased claimant or ___ executor of the estate of the deceased claimant, and represent that I am authorized to do so.

Date: ______________________         _________________________________
Signature of Parent, Representative or
Executor

This Claim Form must be postmarked on or before October 8, 2013. Please use the enclosed self-addressed envelope to return your completed Claim Form. A Claim Form postmarked later than October 8, 2013 will not be accepted for any reason. This Claim Form must be mailed to:
Cogdell v. Wet Seal Claims Administrator
P.O. Box [#]
Tallahassee, FL 32302-[#]

END OF CLAIM FORM

EXHIBIT 3

[FOR THE LETTERHEAD OF THE WET SEAL, INC.]

IMPORTANT NOTIFICATION FROM JOHN D. GOODMAN
CHIEF EXECUTIVE OFFICER OF THE WET SEAL, INC.
to
African-American and/or Black persons who worked as a store management employee (Assistant Manager, Co-Manager, Acting Store Manager, or Store Manager) in a Wet Seal or Arden B. store at some time from May 8, 2008 to [DATE], 2013 (“Class Members”)

Re:    Nicole Cogdell et al. v. The Wet Seal, Inc., et al., U.S. District Court, Central of California Case No.12-CV-01138 AG (ANx)

With this Important Notification, you have received a Notice of Proposed Settlement of Employment Discrimination Class Action, a Claim Form and other documents advising you about a class action settlement and your right to claim your share of the settlement monies if you are a Class Member. Please read all of the documents carefully.

I want you to know that The Wet Seal, Inc. supports this settlement. If you are a Class Member, I encourage you to fill out the Claim Form and return it to the Claims Administrator before the postmark deadline, October 8, 2013, so that you can participate in the settlement.

As indicated in the attached Notice of Class Action Settlement, the settlement provides for a pool of up to $5,580,000 to pay claims to those Class Members who properly submit Claim Forms by the October 8, 2013 deadline, assuming the Court grants final approval of the settlement. The Claims Administrator will be instructed to distribute all of this settlement pool to eligible Class Members who make claims.

Wet Seal's managers will not be told who has or has not made a claim. Wet Seal has a no-retaliation policy. You will not be retaliated against for submitting a Claim Form. Wet Seal will pay out the same total amount of money whether or not you submit your claim. If you are a Class Member, we encourage you to timely submit your Claim Form.

Wet Seal values a diverse work force and I believe that a dynamic and representative employee base allows us to best serve all of our customers. Wet Seal is committed to nondiscriminatory employment practices that create a welcome environment in which people of all backgrounds are respected.

Very truly yours,

John D. Goodman
Chief Executive Officer